Exhibit 10.1

AMENDMENT NO. 1 TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 1, 2022 (this “Amendment No. 1”), is by and among Global Medical REIT L.P., a Delaware limited partnership (the “Borrower”), Global Medical REIT Inc., a Maryland corporation (the “Parent” or “Global Medical REIT”), the certain Subsidiaries from time to time party to this Agreement as Guarantors, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (as defined below) (the “Administrative Agent”), and the Lenders party hereto. Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 3, 2021 (the “Original Credit Agreement”, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment No. 1, the “Credit Agreement”), among the Borrower, Global Medical REIT, the Subsidiary Guarantors party thereto, the several banks, financial institutions and other entities from time to time party thereto (collectively, the “Lenders”), and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement in order to, among other things, implement SOFR-based interest rates and extend the maturity date of the Revolving Loans, and the Administrative Agent and the Lenders are willing to make such amendments on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 1.15 of the Credit Agreement, the Borrower has requested, and the Tranche B Lenders (as defined below) have agreed, to establish Tranche B Term Loan Commitments under the Credit Agreement on the terms and conditions set forth herein, and this Amendment No. 1 constitutes a Commitment Amount Increase for purposes of providing Incremental Term Loans in the form of Tranche B Term Loans in accordance with the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENT TO CREDIT Agreement. As of the Amendment Effective Date (as defined in Section 4 hereof), the Original Credit Agreement is hereby amended as follows:

Section 1.01. Amended Credit Agreement. As of the Amendment Effective Date, the Credit Agreement (including Schedule 1, Schedule 6.2, Exhibit B, Exhibit C, Exhibit D-2, Exhibit D-3, Exhibit E and Exhibit H thereto, but excluding the other Exhibits and Schedules) is hereby amended as set forth on Exhibit A attached hereto such that all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following examples: <double-underlined text> and <double-underlined text>) and any formatting changes reflected therein shall be deemed to be inserted and reflected in the text of the Credit Agreement and all of the deleted stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) shall be deemed to be deleted from the text of the Credit Agreement.

Section 1.02. Tranche B Commitments. As of the Amendment Effective Date, each of JPMorgan Chase Bank, N.A., Bank of Montreal, Chicago Branch, Wells Fargo Bank, National Association, Citizens Bank, N.A., KeyBank National Association, Truist Bank, Huntington National Bank, Associated Bank, National Association and Stifel Bank & Trust (collectively, the “Tranche B Lenders”) shall have a Tranche B Term Loan Commitment in the amount set forth opposite its name in Schedule 1 attached hereto. The aggregate Tranche B Term Loan Commitments as of the Amendment Effective Date is $150,000,000.00.

Section 1.03. Tranche B Term Loans. On the Amendment Effective Date each Tranche B Lender shall make available to the Borrower its Tranche B Term Loan Commitment in accordance with the Credit Agreement. The Tranche B Term Loans and Tranche B Term Loan Commitments shall have the terms and provisions (including, without limitation, the maturity date) applicable thereto as set forth in the Credit Agreement.

Section 1.04. Tranche B Lenders. From and after the Amendment Effective Date, each Tranche B Lender shall be deemed to be a Lender for all purposes of the Credit Agreement, and each reference to the Lenders in the Credit Agreement shall be deemed to include the Tranche B Lenders. Without limiting the generality of the foregoing, each Tranche B Lender confirms its appointment of JPMorgan Chase Bank, N.A., as the Administrative Agent in accordance with Section 11 of the Credit Agreement.

Section 1.05. Representations, Warranties and Agreements of Incremental Term Loan Lenders. Each Tranche B Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 1 and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to become a Lender and makes all representations and warranties required to be made by Lenders pursuant to the Credit Agreement on the Closing Date on the Amendment Effective Date, including those set forth in Section 11.7 and Section 11.14 of the Credit Agreement, (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Incremental Term Loan Commitment and Incremental Term Loans, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.5 of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment No. 1, and (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment No. 1; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender and their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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Section 1.06. Request under Section 1.15 of Credit Agreement. This Amendment No. 1 is and shall be deemed to be for all purposes of the Credit Agreement the first and partial exercise by the Borrower of its rights under Section 1.15 of the Credit Agreement to request Incremental Term Loan Commitments. From and after the Amendment Effective Date (and after giving effect to the Tranche B Term Loan Commitments), $500,000,000 of the Incremental Term Loan Commitments and Incremental Revolving Credit Commitments shall remain available to be requested by the Borrower pursuant to Section 1.15 of the Credit Agreement. The Administrative Agent and the Lenders hereby waive the requirement under Section 1.15 of the Credit Agreement that the Borrower deliver a Commitment Amount Increase Request to the Administrative Agent with respect to its request for the Incremental Term Loan Commitments made pursuant to this Amendment No. 1. The Lenders also waive any requirement set forth in Section 1.15 that the Incremental Term Loans made hereunder be identical to the existing Term Loans.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Lenders and Administrative Agent to enter into this Amendment No. 1, each of the Borrower and each Guarantor represents and warrants to the Lenders and the Administrative Agent as follows:

(i)            It has the full right and legal authority to execute and deliver each of this Amendment No. 1 and the Notes to which it is party described in Section 4D below (collectively, the “Amendment Documents”) and to perform its obligations thereunder and under the Credit Agreement. The execution and delivery by it of the Amendment Documents and the performance of its obligations thereunder and under the Credit Agreement have been duly authorized by proper proceedings. The Amendment Documents to which it is party have been duly executed and delivered by it and the Amendment Documents and the Credit Agreement to which it is party constitute legal, valid and binding obligations of it enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(ii)            The Amendment Documents and the Credit Agreement do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any applicable Legal Requirement binding upon the Borrower or any Guarantor or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Borrower or any Guarantor, (b) contravene or constitute a default under any covenant, indenture or agreement of the Borrower or any Guarantor or affecting any of their Property, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Guarantor (other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the L/C Issuer). No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of any Amendment Document, except (a) those that have otherwise been obtained or made on or prior to the Amendment Effective Date and which remain in full force and effect on the Amendment Effective Date and (b) where the failure to obtain such authorizations, consents, licenses, exemptions or approvals, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(iii)            The Borrower is duly organized, validly existing, and in good standing as a limited partnership under the laws of the State of Delaware. Global Medical REIT is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Maryland. Each Subsidiary Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdictions in which it is organized.

(iv)            Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, true and correct (after giving effect to any qualification therein) in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, true and correct (after giving effect to any qualification therein) in all respects) as of such earlier date.

(v)            Since December 31, 2021, there has been no change in the business, financial condition, operations, performance or properties of Global Medical REIT, the Borrower and the Subsidiaries taken as a whole, which would reasonably be expected to have a Material Adverse Effect.

(vi)            No Default or Event of Default has occurred and is continuing on the Amendment Effective Date after giving effect to this Amendment No. 1.

SECTION 3. GUARANTY and GUARANTORS

A. Reaffirmation of Guaranty. Each of Global Medical REIT and the undersigned Subsidiary Guarantors (other than the Released Guarantors, as defined below) has read this Amendment No. 1 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 1, the obligations of Global Medical REIT and such Subsidiary Guarantor under each of the Loan Documents to which Global Medical REIT and such Subsidiary Guarantor is a party (including its guaranty obligations under Section 13 of the Credit Agreement) shall not be impaired and each of the Loan Documents to which Global Medical REIT and such Subsidiary Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, and shall extend to the Incremental Term Loans made hereunder.

Each of Global Medical REIT, the Subsidiary Guarantors and the Borrower hereby acknowledges and agrees that each reference to the defined term “Obligations” under, and as defined in Section 13 of the Credit Agreement will be understood to refer to the “Obligations” under and as defined in the Credit Agreement.

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B. Release of Existing Guarantors. Each Credit Party hereby fully, finally and irrevocably releases each of GMR Prescott, LLC and GMR Germantown, LLC (collectively, the “Released Guarantors”) from its obligations as a Guarantor pursuant to the Credit Agreement and from its obligations under its Guaranty. The Credit Parties agree to execute and deliver such further agreements or instruments as the Borrower shall reasonably request from time to time in order to give effect to the foregoing release.

C. Additional Guarantors. Each of the Subsidiaries of the Borrower (other than the Released Guarantors) that is a signatory hereto which was not a signatory to the Original Credit Agreement (each an “Additional Guarantor”) hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. Each Additional Guarantor confirms that each of the representations and warranties set forth in Section 6 of the Credit Agreement in respect of such Additional Guarantor is true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as to such Additional Guarantor as of the date hereof and such Additional Guarantor shall comply with and perform each of the covenants and obligations set forth in, and be bound in all respects by the terms of, the Credit Agreement that are applicable to a Guarantor, including, without limitation, the provisions of Sections 8 and 13 of the Credit Agreement that are applicable to a Guarantor, in each case, to the same extent and with the same force and effect as if such Additional Guarantor were a signatory party thereto. For the avoidance of doubt, this Amendment No. 1 shall constitute an Additional Guarantor Supplement for all purposes of the Credit Agreement.

SECTION 4. CONDITIONS TO EFFECTIVENESS

This Amendment No. 1 shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction (or waiver by the Administrative Agent and each Lender) of the following conditions precedent:

A. the Borrower, Global Medical REIT, each Subsidiary Guarantor (including the Additional Guarantors), the Administrative Agent, the LC Issuer and each Lender (including each Tranche B Lender) shall have indicated their consent to the matters covered by this Amendment No. 1 by the execution of the signature pages hereto and the delivery of such signature pages to the Administrative Agent;

B. the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower and Global Medical REIT (a) either confirming that there have been no changes to the organizational documents of the Borrower, Global Medical REIT, and each existing Subsidiary Guarantor since May 3, 2021, or if there have been changes to their organizational documents since such date, certifying as to such changes, (b) attaching the certificate of formation and operating agreement (or equivalent organizational documents) of each Additional Guarantor, and (c) certifying as to authorizing resolutions, good standing and incumbency of officers with respect to this Amendment No. 1 and the transactions contemplated hereby;

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C. the Administrative Agent shall have received all reasonable, documented out-of-pocket costs and expenses incurred in connection with this Amendment No. 1 for which the Borrower is responsible pursuant to Section 12.15 of the Credit Agreement and for which invoices have been presented at least one Business Day prior to the Amendment Effective Date (including the reasonable fees and expenses of legal counsel to the Administrative Agent for which the Borrower is responsible pursuant to Section 12.15 of the Credit Agreement);

D. execution and delivery to the Administrative Agent of a Tranche B Term Note made by the Borrower in favor of each Incremental Term Loan Lender that requests an Incremental Term Note in an amount equal to its Incremental Term Loan Commitment hereunder;

E. delivery to the Administrative Agent by Vinson & Elkins LLP and Venable LLP, as counsel to the Borrower and Global Medical REIT, of an opinion addressed to the Lenders and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent;

F. payment by the Borrower of any compensation agreed upon in writing by the Borrower to the Lenders, the Arrangers and the Administrative Agent due and payable on the Amendment Effective Date in respect of the transactions contemplated by this Amendment No. 1;

G. each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, true and correct (after giving effect to any qualification therein) in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, true and correct (after giving effect to any qualification therein) in all respects) as of such earlier date;

H. both immediately before and immediately after giving effect to the Tranche B Term Loan Commitments on the Amendment Effective Date (1) no Default or Event of Default shall have occurred and be continuing; and (2) each of the conditions set forth in Section 7.1 of the Credit Agreement shall be satisfied, unless waived by each Tranche B Lender;

I. the conditions set forth in Section 1.15(b) of the Original Credit Agreement (giving effect to the waivers set forth in Section 1.06 of this Amendment No. 1) shall have been satisfied;

J. the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions contained in Section 4G, 4H and 4I above have been satisfied; and

K. the Administrative Agent shall have received a Compliance Certificate showing compliance with and the computation of the financial covenants set forth in Section 8.20 of the Credit Agreement on a pro forma basis after giving effect to the loans and transactions contemplated by this Amendment No. 1 in form and substance reasonably acceptable to the Administrative Agent.

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SECTION 5. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the effective date of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment No. 1. This Amendment No. 1 shall be deemed to be a “Loan Document” under the Credit Agreement.

(ii)            Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)            The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

B. Administrative Agent. Each Credit Party hereby directs the Administrative Agent to execute this Amendment No. 1.

C. Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

D. [Reserved].

E. Counterparts; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment No. 1 that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page in accordance with Section 12.9(b) of the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

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F. Governing Law; Jurisdictions; Immunities; Waiver of Jury Trial. The provisions of Sections 12.18 and 12.23 of the Credit Agreement shall apply to this Amendment No. 1 and are hereby incorporated by reference.

G. Successors. The provisions of this Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

GLOBAL MEDICAL REIT L.P.

By:	GLOBAL MEDICAL REIT GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	GLOBAL MEDICAL REIT INC.,
a Maryland Corporation,
its Sole Member

	By:	/s/ Robert Kiernan
Name: Robert Kiernan
Title: Treasurer and Chief Financial Officer

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

GUARANTORS:

GLOBAL MEDICAL REIT INC.

By:	/s/ Robert Kiernan
Name: Robert Kiernan
Title: Treasurer and Chief Financial Officer

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

GMR Chandler Dobson, LLC

GMR Chandler Pecos I, LLC

GMR Chandler Pecos II, LLC

GMR Chandler Val Vista I, LLC

GMR Gilbert, LLC

GMR Mesa, LLC

GMR ATHENS-200, LLC

GMR Surprise, LLC

GMR Yuma 20, LLC

GMR Yuma 25, LLC

GMR Corona, LLC

GMR San Marcos, LLC

GMR Vernon, LLC

GMR Vernon Keynote, LLC

GMR Cape Coral, LLC

GMR Clermont, LLC

GMR Hudson, LLC

GMR Jacksonville Riverside LLC

GMR Jacksonville Ponda Vedra LLC

GMR Melbourne Pine, LLC

GMR Orlando, LLC

GMR Panama City, LLC

GMR Panama City PCB, LLC

GMR Panama City Chipley, LLC

GMR Pensacola Market, LLC

GMR Pensacola Grande, LLC

GMR Pensacola Davis, LLC

GMR Spring Hill Medical Center, LLC

GMR Spring Hill County Line, LLC`

GMR Venice, LLC

GMR Decatur, LLC

GMR Ellijay, LLC

GMR Gainesville, LLC

GMR Centerville, LLC

GMR Clinton, LLC

GMR Aurora, LLC

GMR Bannockburn, LLC

GMR Southern IL Carbondale, LLC

GMR ATHENS-600, LLC

GMR FAIRBANKS, LLC

GMR FORSYTH 389 WEAVER, LLC

GMR GREENWOOD EMERSON, LLC

GMR LEMOYNE, LLC

GMR MENTOR, LLC

GMR PARIS, LLC

GMR SARASOTA, LLC

GMR TOLEDO, LLC

GMR Southern IL, LLC

GMR Moline, LLC

GMR Southern IL Shiloh 1191, LLC

GMR Southern IL Shiloh 1197, LLC

GMR Silvis, LLC

GMR Greenwood, LLC

GMR South Bend, LLC

GMR Zachary, LLC

GMR Grand Rapids Beltline, LLC

GMR Grand Rapids Walker, LLC

GMR Grand Rapids Wilson, LLC

GMR Grand Rapids Main, LLC

GMR Lansing Jolly 3390, LLC

GMR Lansing Jolly 3400, LLC

GMR Lansing Patient, LLC

GMR Livonia, LLC

GMR Albertville, LLC

GMR Cape Girardeau, LLC

GMR Lee’s Summit, LLC

GMR Asheville, LLC

GMR High Point, LLC

GMR Winston-Salem, LLC

GMR Omaha, LLC

GMR East Orange, LLC

GMR Carson City, LLC

GMR Las Vegas, LLC

GMR Las Vegas Pecos, LLC

GMR Las Vegas Warm Springs, LLC

GMR Brockport, LLC

GMR Belpre, LLC

GMR Cincinnati Beechmont, LLC

GMR Freemont, LLC

GMR Sandusky, LLC

GMR Oklahoma City, LLC

GMR Oklahoma Northwest, LLC

GMR Altoona, LLC

GMR Lewisburg, LLC

GMR Mechanicsburg, LLC

GMR CALEDONIA, LLC

GMR FAIRFAX HAMAKER, LLC

GMR FRANKFORT, LLC

GMR HIALEAH, LLC

GMR LONDON, LLC

GMR NORTH CHARLESTON, LLC

GMR PITTSBURGH, LLC

GMR SOMERSET, LLC

GMR Reading, LLC

GMR Wyomissing, LLC

GMR Watertown, LLC

GMR PITTSBURGH, LLC

GMR Jackson, LLC

GMR Memphis Exeter, LLC

GMR Amarillo, LLC

GMR Austin, LLC

GMR Bastrop, LLC

GMR Beaumont, LLC

GMR East Dallas Hospital, LLC

GMR East Dallas Land, LLC

GMR Flower Mound, LLC

GMR Fort Worth, LLC

GMR Lancaster, LLC

GMR Lubbock, LLC

GMR McAllen, LLC

GMR Sherman, LLC

GMR Bountiful, LLC

GMR Saint George, LLC

GMR Fairfax, LLC

GMR Plymouth, LLC

GMR Sheboygan, LLC

GMR West Allis, LLC

GMR Morgantown, LLC

GMR Syracuse, LLC

GMR Dallas North Central, LLC

GMR El Paso, LLC

GMR West El Paso, LLC

GMR Fort Worth Overton Ridge, LLC

GMR West El Paso, LLC

GMR Cape Coral Viscaya 1261, LLC

GMR Cape Coral Viscaya 1265, LLC

GMR Cape Coral Viscaya 1255, LLC

GMR Fort Myers Camelot, LLC

GMR Fort Myers Park Royal, LLC

GMR Coos Bay, LLC

GMR East Grand Forks, LLC

GMR DANVILLE, LLC

GMR FORSYTH 241 WEAVER, LLC

GMR GAINESVILLE SHERWOOD, LLC

GMR LEE'S SUMMIT NORTHEAST, LLC

GMR MUNSTER, LLC

GMR OKLAHOMA CITY A, LLC

GMR ROCKY POINT, LLC

GMR TALLAHASSEE, LLC

By:	GLOBAL MEDICAL REIT L.P.,
a Delaware limited partnership,
its Sole Member

By:	GLOBAL MEDICAL REIT GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	GLOBAL MEDICAL REIT INC.,
a Maryland Corporation,
its Sole Member

	By:	/s/ Robert Kiernan
Name: Robert Kiernan
Title: Treasurer and Chief Financial Officer

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Donald Wattson
Name: Donald Wattson
Title: Executive Director

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

BANK OF MONTREAL, CHICAGO BRANCH

By:	/s/ Jonas L. Robinson
Name: Jonas L. Robinson
Title: Director

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Darin Mullis
Name: Darin Mullis
Title: Managing Director

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

CITIZENS BANK, N.A.

By:	/s/ Donald Woods
Name: Donald Woods
Title: SVP

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Jeffrey Merritt
Name: Jeffrey Merritt
Title: Vice President

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

TRUIST BANK

By:	/s/ Timothy Conway
Name: Timothy Conway
Title: Vice President

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

HUNTINGTON NATIONAL BANK

By:	/s/ Michael J. Kinnick
Name: Michael J. Kinnick
Title: Managing Director

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Mitchell Vega
Name: Mitchell Vega
Title: Senior Vice President

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

M&T BANK,
Successor By Merger to People’s United Bank, N.A.

By:	/s/ Brad Bindas
Name: Brad Bindas
Title: Senior Vice President

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

STIFEL BANK & TRUST

By:	/s/ Matthew L. Diehl
Name: Matthew L. Diehl
Title: Senior Vice President

[Signature page to GMRE Amendment No. 1 to Second Amended and Restated Credit Agreement]

<Exhibit A to>

<Amendment No. 1>

Second Amended and Restated Credit Agreement

Dated as of May 3, 2021

among

Global Medical REIT L.P.,
as Borrower

the Guarantors from time to time party hereto,

the Lenders from time to time party hereto,

and

JPMorgan Chase Bank, N.A.,
as Administrative Agent

BMO Capital Markets Corp. and Wells Fargo Bank, N.A.,
as Syndication Agents

Citizens Bank, N.A., KeyBank National Association and Truist Bank.
as Documentation Agents

Huntington National Bank,
as Senior Managing Agent

<J.P. Morgan Securities LLC, as Sustainability Structuring Agent>

JPMorgan Chase Bank, N.A., BMO Capital Markets Corp.,
Wells Fargo Securities, LLC, Citizens Bank, N.A.,
KeyBanc Capital Markets Inc. and Truist Securities, Inc.,
as Joint Lead Arrangers and Joint Book Runners

Table of Contents

Section	Heading	Page

SECTION 1. THE CREDIT FACILITIES.		1
Section 1.1.	Commitments	1
Section 1.2.	[Reserved	2
Section 1.3.	Letters of Credit	2
Section 1.4.	Applicable Interest Rates	~~7~~<8>
Section 1.5.	Minimum Borrowing Amounts; Maximum ~~Eurodollar~~<Term Benchmark> Loans	8
Section 1.6.	Manner of Borrowing Loans and Designating Applicable Interest Rates	8
Section 1.7.	Maturity of Loans	~~10~~<11>
Section 1.8.	Prepayments	~~10~~<11>
Section 1.9.	Default Rate	11
Section 1.10.	Evidence of Indebtedness	~~11~~<12>
Section 1.11.	Funding Indemnity	~~12~~<13>
Section 1.12.	Commitment Terminations	13
Section 1.13.	Substitution of Lenders	~~13~~<14>
Section 1.14.	Defaulting Lenders	~~13~~<14>
Section 1.15.	Incremental Facilities	~~16~~<17>
Section 1.16.	Extension of Scheduled Termination Date	~~18~~<19>

SECTION 2. FEES.		~~19~~<21>
Section 2.1.	Fees	~~19~~<21>

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.		~~20~~<23>
Section 3.1.	Place and Application of Payments	~~20~~<23>
Section 3.2.	Account Debit	~~22~~<24>

SECTION 4. GUARANTIES.		~~22~~<24>
Section 4.1.	Guaranties	~~22~~<24>
Section 4.2.	Further Assurances	~~22~~<25>

SECTION 5. DEFINITIONS; INTERPRETATION.		~~23~~<25>
Section 5.1.	Definitions	~~23~~<68>
Section 5.2.	Interpretation	~~61~~<68>
Section 5.3.	Change in Accounting Principles	~~61~~<68>
Section 5.4.	Interest Rates; ~~LIBOR~~<Benchmark> Notification	~~62~~<69>
Section 5.5.	Letter of Credit Amounts	70
Section 5.6.	Divisions	70

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SECTION 6. REPRESENTATIONS AND WARRANTIES.		70
Section 6.1.	Organization and Qualification	70
Section 6.2.	Subsidiaries	~~63~~<71>
Section 6.3.	Authority and Validity of Obligations	71
Section 6.4.	Use of Proceeds; Margin Stock	~~64~~<65>
Section 6.5.	Financial Reports	~~64~~<72>
Section 6.6.	No Material Adverse Change	72
Section 6.7.	Full Disclosure	72
Section 6.8.	Trademarks, Franchises, and Licenses	~~65~~<72>
Section 6.9.	Governmental Authority and Licensing	~~65~~<72>
Section 6.10.	Good Title	73
Section 6.11.	Litigation and Other Controversies	73
Section 6.12.	Taxes	73
Section 6.13.	Approvals	~~66~~<73>
Section 6.14.	[Reserved]	~~66~~<73>
Section 6.15.	Investment Company	~~66~~<73>
Section 6.16.	ERISA	~~66~~<74>
Section 6.17.	Compliance with Laws	74
Section 6.18.	Anti-Corruption Laws and Sanctions	75
Section 6.19.	Other Agreements	75
Section 6.20.	Solvency	~~68~~<75>
Section 6.21.	No Default	~~68~~<75>
Section 6.22.	[Reserved].	~~68~~<75>
Section 6.23.	Condition of Property; Casualties; Condemnation	~~68~~<75>
Section 6.24.	Legal Requirements and Zoning	76
Section 6.25.	REIT Status	76

SECTION 7. CONDITIONS PRECEDENT.		76
Section 7.1.	All Credit Events	76
Section 7.2.	Initial Credit Event	77

SECTION 8. COVENANTS.		~~71~~<78>
Section 8.1.	Maintenance of Existence	~~71~~<79>
Section 8.2.	Maintenance of Properties	79
Section 8.3.	Taxes and Assessments	79
Section 8.4.	Insurance	~~72~~<79>
Section 8.5.	Financial Reports	~~72~~<79>
Section 8.6.	Inspection	~~74~~<81>
Section 8.7.	Liens	82
Section 8.8.	Investments, Acquisitions, Loans and Advances	82
Section 8.9.	Mergers, Consolidations and Sales	84
Section 8.10.	[Reserved]	85
Section 8.11.	ERISA	85
Section 8.12.	Compliance with Laws	85
Section 8.13.	Compliance with Sanctions and Anti-Corruption Laws	86
Section 8.14.	Burdensome Contracts With Affiliates	~~79~~<86>
Section 8.15.	No Changes in Fiscal Year	87
Section 8.16.	Formation of Subsidiaries	87
Section 8.17.	Change in the Nature of Business	87
Section 8.18.	Use of Proceeds	87
Section 8.19.	[Reserved]	87
Section 8.20.	Financial Covenants.	~~80~~<87>
Section 8.21.	Hedging Agreements.	~~81~~<88>
Section 8.22.	Electronic Delivery of Certain Information	~~81~~<89>
Section 8.23.	REIT Status	89
Section 8.24.	Restricted Payments	~~82~~<89>
Section 8.25.	Management Fees	90

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.		~~83~~<90>
Section 9.1.	Events of Default	~~83~~<90>
Section 9.2.	Non-Bankruptcy Defaults	~~85~~<92>
Section 9.3.	Bankruptcy Defaults	93
Section 9.4.	Collateral for Undrawn Letters of Credit	~~86~~<93>

SECTION 10. CHANGE IN CIRCUMSTANCES.		95
Section 10.1.	Change of Law	95
Section 10.2.	~~Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR~~<Alternate Rate of Interest >	~~88~~< 95>
Section 10.3.	Increased Cost and Reduced Return	96
Section 10.4.	Lending Offices	~~90~~<98>
Section 10.5.	Discretion of Lender as to Manner of Funding	~~90~~<98>
Section 10.6.	~~Effect of~~ Benchmark Transition ~~Event~~	~~90~~< 98>

SECTION 11. THE ADMINISTRATIVE AGENT.		~~92~~<100>
Section 11.1.	Appointment and Authority	~~92~~<100>
Section 11.2.	Rights as a Lender	~~92~~<101>
Section 11.3.	Action by Administrative Agent; Exculpatory Provisions	101
Section 11.4.	Reliance by Administrative Agent	~~94~~<102>
Section 11.5.	Delegation of Duties	103
Section 11.6.	Resignation of Administrative Agent; Removal of Administrative Agent	103
Section 11.7.	Non-Reliance on Administrative Agent and Other Lenders	104
Section 11.8.	L/C Issuer	105
Section 11.9.	Hedging Liability and Bank Product Obligations	~~97~~<106>
Section 11.10.	Designation of Additional Agents	106
Section 11.11.	~~[Reserved]~~<Erroneous Payments>	106
Section 11.12.	Authorization to Release Guaranties	~~98~~<107>
Section 11.13.	Authorization of Administrative Agent to File Proofs of Claim	~~98~~<107>
Section 11.14.	Certain ERISA Matters	~~99~~<108>

SECTION 12. MISCELLANEOUS.		~~100~~<110>
Section 12.1.	Taxes	~~100~~<110>
Section 12.2.	Documentary Taxes	~~104~~<113>
Section 12.3.	No Waiver, Cumulative Remedies	~~104~~<113>
Section 12.4.	Non-Business Days	~~104~~<114>
Section 12.5.	Survival of Representations	~~104~~<114>
Section 12.6.	Survival of Indemnities	~~104~~<114>
Section 12.7.	Sharing of Set-Off	~~105~~<114>
Section 12.8.	Notices	~~105~~<114>
Section 12.9.	Counterparts; Integration; Effectiveness	~~108~~<118>
Section 12.10.	Successors and Assigns	~~110~~<119>
Section 12.11.	Participants	~~110~~<120>
Section 12.12.	Assignments	~~111~~<120>
Section 12.13.	Amendments	~~114~~<123>
Section 12.14.	Headings	~~115~~<125>
Section 12.15.	Costs and Expenses; Indemnification	~~115~~<125>
Section 12.16.	Set-off	~~117~~<127>
Section 12.17.	Entire Agreement	~~118~~<128>
Section 12.18.	Waiver of Jury Trial	~~118~~<128>
Section 12.19.	Severability of Provisions	~~118~~<128>
Section 12.20.	Excess Interest	~~118~~<128>
Section 12.21.	Construction	~~119~~<129>
Section 12.22.	Lender’s and L/C Issuer’s Obligations Several	~~119~~<129>
Section 12.23.	Governing Law; Jurisdiction; Consent to Service of Process	~~119~~<129>
Section 12.24.	USA Patriot Act	~~120~~<130>
Section 12.25.	Confidentiality	~~120~~<130>
Section 12.26.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~121~~<131>
Section 12.27.	Acknowledgement Regarding Any Supported QFCs	~~121~~<131>
Section 12.28.	No Fiduciary Duty	~~122~~<132>
Section 12.29.	Transitional Arrangements	~~123~~<133>

SECTION 13. THE GUARANTEES.		~~125~~<135>
Section 13.1.	The Guarantees	~~125~~<135>
Section 13.2.	Guarantee Unconditional	~~125~~<136>
Section 13.3.	Discharge upon Payment in Full or Investment Grade Rating; Reinstatement in Certain Circumstances	~~126~~<137>
Section 13.4.	Subrogation	~~127~~<137>
Section 13.5.	Waivers	~~127~~<137>
Section 13.6.	Limit on Recovery	~~127~~<137>
Section 13.7.	Stay of Acceleration	~~127~~<137>
Section 13.8.	Benefit to Guarantors	~~128~~<137>
Section 13.9.	Guarantor Covenants	~~128~~<137>
Section 13.10.	Subordination	~~128~~<137>
Section 13.11.	Keepwell	~~128~~<137>

v

Exhibit A	—	Notice of Payment Request
Exhibit B	—	Notice of Borrowing
Exhibit C	—	Notice of Continuation/Conversion
Exhibit D-1	—	Revolving Note
Exhibit D-2	—	~~[Reserved]~~<Tranche A Term Note>
Exhibit D-3	—	<Tranche B >Term Note
Exhibit D-4	—	Incremental Term Note
Exhibit E	—	Compliance Certificate
Exhibit F	—	Assignment and Acceptance
Exhibit G	—	Additional Guarantor Supplement
Exhibit H	—	Commitment Amount Increase Request
Exhibit I	—	[Reserved]
Exhibit J-1	—	Formof U.S. Tax Compliance Certificate
Exhibit J-2	—	Formof U.S. Tax Compliance Certificate
Exhibit J-3	—	Formof U.S. Tax Compliance Certificate
Exhibit J-4	—	Formof U.S. Tax Compliance Certificate
Schedule 1	—	Commitments
Schedule 1B	—	L/C Commitments
Schedule 1.1	—	Initial Unencumbered Properties
Schedule 1.2	—	Existing Liens
Schedule 6.2	—	Subsidiaries
Schedule 6.11	—	Litigation
Schedule 8.8	—	Investments

Second Amended and Restated Credit Agreement

This Second Amended and Restated Credit Agreement (this “Agreement”) is entered into as of May 3, 2021 by and among Global Medical REIT L.P., a Delaware limited partnership (the “Borrower”), Global Medical REIT Inc., a Maryland corporation (the “Parent” or “Global Medical REIT”), the certain Subsidiaries from time to time party to this Agreement as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

Preliminary Statement

Whereas, the Borrower, the Parent, BMO Harris Bank, N.A., as administrative agent, and certain lenders and guarantors are parties to an Amended and Restated Credit Agreement dated as of August 7, 2018, as amended to date (the “Existing Credit Agreement”), pursuant to which such lenders agreed to provide credit facilities to the Borrower;

Whereas, the Borrower, the Parent, the Administrative Agent and the Lenders wish to amend and restate the Existing Credit Agreement in its entirety as set forth herein;

Whereas, it is the intent of the parties that this Agreement shall not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amends and restates in its entirety the Existing Credit Agreement;

Whereas, the Borrower has requested that the Lenders provide revolving credit and term loan facilities to the Borrower, and the Administrative Agent, the L/C Issuer and the Lenders have agreed to provide such credit facilities on the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Existing Credit Agreement in its entirety and covenant and agree as follows:

Section 1.          The Credit Facilities.

Section 1.1.          Commitments.

(a)            Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time during the Availability Period on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments of all Lenders in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans, ~~Eurodollar~~<Term Benchmark> Loans or ~~LIBOR Daily~~<RFR> Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.

(b)            <Tranche A Term Loan Commitments. The Lenders with Term Loan Commitments on the Closing Date made term loans in U.S. Dollars to the Borrower in the aggregate principal amount of $350,000,000 (which were designated as “Term Loans”). On the First Amendment Effective Date, such term loans shall continue to be outstanding under this Agreement and shall be redesignated hereunder as “Tranche A Term Loans” (the “Tranche A Term Loans”) and the Lenders that made such term loans shall be referred to herein as the “Tranche A Lenders”. On the First Amendment Effective Date, the Tranche A Term Loans shall continue to be held by the Tranche A Lenders in accordance with their Tranche A Term Loan Commitments as set forth on Schedule 1 attached hereto. As provided in Section 1.6(a) hereof, the Borrower may elect that the Tranche A Term Loans be outstanding as Base Rate Loans or Term Benchmark Loans. No amount repaid or prepaid on any Tranche A Term Loan may be borrowed again.>

(c)            ~~(b)~~ <Tranche B >Term Loan Commitments. Subject to the terms and conditions hereof, <during the Tranche B Commitment Period, >each< Tranche B> Lender, by its acceptance hereof, severally agrees to make a loan (individually, a “<Tranche B >Term Loan” and collectively for all the Lenders, the “<Tranche B >Term Loans”) in U.S. Dollars to the Borrower ~~in~~<as requested by> the ~~amount of~~<Borrower in accordance with Section 1.6(a) (each such Borrowing, a “Tranche B Borrowing”); provided that (i) any Tranche B Borrowing shall be in a minimum amount of $25,000,000, (ii) all Tranche B Borrowings shall be made no later than the last day of the Tranche B Commitment Period, (iii) the aggregate principal amount of such Tranche B Borrowing shall not exceed the amount of the unused ><Tranche B Term Loan Commitments ><on the date of (and immediately prior to) such Tranche B Borrowing, and (iv) the principal amount of Tranche B Term Loans made by any Tranche B Lender to the Borrower shall not exceed> such Lender’s <Tranche B >Term Loan Commitment. The <Tranche B >Term Loans ~~shall be advanced in a single Borrowing on the Closing Date and~~ shall be made ratably by the <Tranche B >Lenders in proportion to their respective <Tranche B >Term Loan Percentages~~, at which time the Term Loan Commitments shall expire~~. As provided in Section 1.6(a) hereof, the Borrower may elect that the <Tranche B >Term Loans be outstanding as Base Rate Loans or ~~Eurodollar~~<Term Benchmark> Loans. No amount repaid or prepaid on any <Tranche B >Term Loan may be borrowed again.

Section 1.2.         [Reserved].

Section 1.3.         Letters of Credit.

(a)            General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby letters of credit (each a “Letter of Credit”) or amend or extend Letters of Credit issued by it for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any L/C Issuer at such time plus (y) the aggregate amount of all unpaid Reimbursement Obligations owing to such L/C Issuer at such time shall not exceed its L/C Commitment, (ii) the L/C Obligations shall not exceed the total L/C Commitments, (iii) no Lender’s Revolving Loans and L/C Obligations shall exceed its Revolving Commitment and (iv) the sum of the total Revolving Loans and L/C Obligations shall not exceed the total Revolving Commitments. The Borrower may, at any time and from time to time, reduce the L/C Commitment of any L/C Issuer with the consent of such L/C Issuer; provided that the Borrower shall not reduce the L/C Commitment of any L/C Issuer if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

(b)            Applications. At any time prior to thirty (30) days before the Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form reasonably satisfactory to the L/C Issuer, with expiration dates no later than the earlier of twelve (12) months from the date of issuance (or which are cancellable not later than twelve (12) months from the date of issuance and each renewal) or five (5) Business Days prior to the Termination Date (subject to the sentence below in respect of Letters of Credit with expiration dates that are automatically extended), in an aggregate face amount up to the L/C Sublimit, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested and in a form reasonably acceptable to the L/C Issuer (each an “Application”); provided, however, that the L/C Issuer may issue Letters of Credit with expiration dates later than the date that is five (5) Business Days prior to the Termination Date if the Borrower and the L/C Issuer enter into arrangements for the Cash Collateralization or backstop of such Letters of Credit in a manner reasonably satisfactory to the L/C Issuer. Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.8 or Section 1.14 hereof, unless an Event of Default is then continuing, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, unless a Loan shall be made on such date in the amount of the Reimbursement Obligations and the proceeds thereof applied to pay such Reimbursement Obligations as contemplated by the last sentence of Section 1.3(c) hereof, the Reimbursement Obligations for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, then the L/C Issuer will, unless the Administrative Agent and the Required Lenders instruct the L/C Issuer otherwise, give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the date that is five (5) Business Days prior to the Termination Date unless such Letter of Credit is addressed in accordance with the provisions of the proviso of the final sentence of this Section 1.3(b), (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default is then continuing and the Required Lenders (or the Administrative Agent at their direction) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.3. Notwithstanding anything contained herein to the contrary, the L/C Issuer shall be under no obligation to issue, extend or amend any Letter of Credit if a default of any Lender’s obligations to fund under Section 1.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements with Borrower or such Lender satisfactory to the L/C Issuer to eliminate the L/C Issuer’s risk with respect to such Lender.

In addition, an L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any law applicable to such L/C Issuer shall prohibit, or require that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such L/C Issuer in good faith deems material to it; or

(ii)            the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally.

(c)            The Reimbursement Obligations. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. Subject to Section 1.3(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 noon (New York City time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 10:00 a.m. (New York City time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 10:00 a.m. (New York City time) on the date when such drawing is to be paid, by no later than 12:00 noon (New York City time) on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in New York City or such other office as the Administrative Agent may designate in writing to the Borrower, and the Administrative Agent; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 1.6(a) that such payment be financed with a Borrowing of Revolving Loans that are Base Rate Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan. The Administrative Agent shall thereafter cause to be distributed to the L/C Issuer the amounts so received in like funds. If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(e) below.

(d)            Obligations Absolute. The Borrower’s obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder, except, in each case, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Legal Requirements) suffered by the Borrower that are caused by the L/C Issuer’s gross negligence, bad faith or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment). None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Legal Requirements) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e)            The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.3(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 12:00 noon (New York City time), or not later than 12:00 noon (New York City time), on the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Effective Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)            Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(f) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(g)            Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. Such request shall specify the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Application, the terms and conditions of this Agreement shall control. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

(h)            Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by any other Lender or an Affiliate of any Lender by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Subject to the appointment and acceptance of a successor L/C Issuer, any L/C Issuer may resign as an L/C Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning L/C Issuer shall be replaced in accordance with the paragraph above.

(i)            Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses (other than actual payment and performance) that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 1.4.         Applicable Interest Rates.

(a)            Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a ~~Eurodollar~~<Term Benchmark> Loan or ~~a LIBOR Daily~~<an RFR> Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(b)            ~~Eurodollar~~<Term Benchmark> Loans. Each ~~Eurodollar~~<Term Benchmark> Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan or ~~a LIBOR Daily~~<an RFR> Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted ~~LIBO~~<Term SOFR> Rate applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(c)            ~~LIBOR Daily~~<RFR> Loans. Each ~~LIBOR Daily~~<RFR> Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan or ~~Eurodollar~~<Term Benchmark> Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the ~~LIBOR~~<Adjusted> Daily ~~Floating~~<Effective SOFR> Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(d)            Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder and shall promptly, upon each such determination, notify the Borrower thereof, and its good faith determination thereof shall be conclusive and binding except in the case of manifest error.

Section 1.5.         Minimum Borrowing Amounts; Maximum ~~Eurodollar~~<Term Benchmark> Loans. ~~Each~~<Except as provided in Section 1.1(c) with respect to the making of Tranche B Loans, each> Borrowing of Base Rate Loans or ~~LIBOR Daily~~<RFR> Loans advanced under a Credit shall be in an amount not less than $100,000 or such greater amount which is an integral multiple of $100,000. ~~Each~~<Except as provided in Section 1.1(c) with respect to the making of Tranche B Loans, each> Borrowing of ~~Eurodollar~~<Term Benchmark> Loans advanced, continued or converted to under a Credit shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent’s consent, there shall not be more than ~~seven~~<nine> (~~7~~<9>) Borrowings of ~~Eurodollar~~<Term Benchmark> Loans outstanding hereunder.

Section 1.6.      Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a)            Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by (i) no later than 11:00 a.m. (New York City time) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of ~~Eurodollar~~<Term Benchmark> Loans and (ii) no later than 10:00 a.m. (New York City time) on the Business Day that the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans or ~~LIBOR Daily~~<RFR> Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of ~~Eurodollar~~<Term Benchmark> Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as ~~Eurodollar~~<Term Benchmark> Loans or convert part or all of such Borrowing into Base Rate Loans or ~~LIBOR Daily~~<RFR> Loans or, (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into ~~Eurodollar~~<Term Benchmark> Loans for an Interest Period or Interest Periods specified by the Borrower or ~~LIBOR Daily~~<RFR> Loans or (iii) if such Borrowing is of ~~LIBOR Daily~~<RFR> Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into ~~Eurodollar~~<Term Benchmark> Loans for an Interest Period or Interest Periods specified by the Borrower or Base Rate Loans. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of ~~Eurodollar~~<Term Benchmark> Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans or ~~LIBOR Daily~~<RFR> Loans into ~~Eurodollar~~<Term Benchmark> Loans must be given by no later than 11:00 a.m. (New York City time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of ~~Eurodollar~~<Term Benchmark> Loans, the Interest Period applicable thereto. Upon the election of the Required Lenders, no Borrowing of ~~Eurodollar~~<Term Benchmark> Loans shall be advanced, continued, or created by conversion during the continuance of an Event of Default. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b)            Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make ~~Eurodollar~~<Term Benchmark> Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

(c)            Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of ~~Eurodollar~~<Term Benchmark> Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) and such Borrowing is not prepaid in accordance with Section 1.8(a), such Borrowing shall automatically be continued as a Borrowing of ~~Eurodollar~~<Term Benchmark> Loans with an Interest Period of one (1) month. In the event the Borrower fails to give notice pursuant to Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 1:00 p.m. (New York City time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

(d)            Disbursement of Loans. Not later than 12:00 noon (New York City time) (or 1:00 p.m. (New York City time) in the case of a Base Rate Loan or ~~LIBOR Daily~~<RFR> Loan requested on such date) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York City (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing so received available to the Borrower on the date of such Borrowing as instructed by the Borrower; provided that Base Rate Loans under the Revolving Credit to finance Reimbursement Obligations pursuant to Section 1.3(c) shall be remitted to the L/C Issuer.

(e)            Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans or ~~LIBOR Daily~~<RFR> Loans, by 1:00 p.m. (New York City time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Effective Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that the Borrower will have no liability under such Section with respect to such payment. Nothing in this Section 1.6(e) shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

Section 1.7.         Maturity of Loans. Each Term Loan and each Revolving Loan, including both the outstanding principal balance thereof and any accrued but unpaid interest thereon, shall mature and be due and payable by the Borrower on the< applicable> Termination Date.

Section 1.8.         Prepayments.

(a)            Optional. The Borrower may prepay in whole or in part (but, if in part, only in an amount (x) not less than $100,000 or such greater amount which is an integral multiple of $100,000 and (y) such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing (i) in the case of a Borrowing of ~~Eurodollar~~<Term Benchmark> Loans, at any time upon three (3) Business Days prior written notice by the Borrower to the Administrative Agent or (ii) in the case of a Borrowing of Base Rate Loans or ~~LIBOR Daily~~<RFR> Loans, upon written notice delivered by the Borrower to the Administrative Agent no later than 11:00 a.m. (New York City time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), each such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any ~~Eurodollar~~<Term Benchmark> Loans, accrued interest thereon to the date fixed for prepayment plus, in the case of any ~~Eurodollar~~<Term Benchmark> Loans, any amounts due the Lenders under Section 1.11 hereof.

(b)            [Reserved].

(c)            Borrowings. Any amount of Revolving Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of Term Loans or Incremental Term Loans paid or prepaid may be reborrowed.

Section 1.9.          Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing or after acceleration of the Obligations as a result of an Event of Default, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and Reimbursement Obligations and other amounts of outstanding Obligations, and shall pay letter of credit fees, in each case, at a rate per annum equal to:

(a)            for any Base Rate< Loan or RFR> Loan, the sum of 2.0% plus the Applicable Margin plus the Base Rate <or Adjusted Daily Effective SOFR Rate, as applicable, >from time to time in effect;

(b)            for any ~~Eurodollar Loan or LIBOR Daily~~<Term Benchmark> Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

(c)            for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.3(b)(iii) with respect to interest on such Reimbursement Obligation;

(d)            for any Letter of Credit, the sum of 2.0% plus the amounts due under this Agreement with respect to such Letter of Credit (for the avoidance of doubt, this shall not affect the Borrower’s obligation to pay a letter of credit fee due under Section 2.1 with respect to such Letter of Credit); and

(e)            for any other amount owing hereunder not covered by clauses (a) through (d) above, the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

provided, however, that in the absence of an acceleration of the Obligations as a result of an Event of Default, any adjustments pursuant to this Section 1.9 shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. Interest accruing pursuant to this Section 1.9 shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

Section 1.10.        Evidence of Indebtedness.

(a)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)            The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)            The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)            Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (each a “Revolving Note” and collectively, the “Revolving Notes”), <Exhibit D-2 (each, a “Tranche A Term Note” and collectively, the “Tranche A Term Notes”), >Exhibit D-3 (each, a “<Tranche B >Term Note” and collectively, the “<Tranche B >Term Notes”), or Exhibit D-4 (each, an “Incremental Term Note” and collectively, the “Incremental Term Notes”), as applicable (the Revolving Notes, ~~Term Note~~<Tranche A Term Notes, Tranche B Term Notes> and Incremental Term Notes being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Term Loan, Incremental Term Loan, or Revolving Credit Commitment, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.12) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.12, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 1.11.       Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any ~~Eurodollar~~<Term Benchmark> Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

(a)            any payment, prepayment or conversion of a ~~Eurodollar~~<Term Benchmark> Loan on a date other than the last day of its Interest Period,

(b)            any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a ~~Eurodollar~~<Term Benchmark> Loan, or to convert a Base Rate Loan or ~~LIBOR Daily Loan~~<RFR Loans> into a ~~Eurodollar~~<Term Benchmark> Loan, on the date specified in a notice given pursuant to Section 1.6(a) hereof,

(c)            any failure by the Borrower to make any payment of principal on any ~~Eurodollar~~<Term Benchmark> Loan when due (whether by acceleration or otherwise), or

(d)            any acceleration of the maturity of a ~~Eurodollar~~<Term Benchmark> Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct absent manifest error.

Section 1.12.        Commitment Terminations.

(a)            Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.

(b)            <Optional ><Tranche B Loan Term Loan ><Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the unused Tranche B Loan Term Loan Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Tranche B Lenders in proportion to their respective Tranche B Loan Term Loan Percentages. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Tranche B Loan Term Loan Commitments.>

(c)            ~~(b)~~ Reinstatement. Any termination of the Commitments pursuant to this Section 1.12 may not be reinstated.

Section 1.13.       Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.3 or 12.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender, or (d) a Lender fails to consent to an amendment or waiver requested under Section 12.13 hereof requiring the consent of all Lenders at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable Legal Requirements, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

Section 1.14.       Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirements:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.13 hereof.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 9.4; fourth, as the Borrower may request (so long as no Default or Event of Default is then continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 9.4; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default is then continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with their Percentages of the relevant Commitments without giving effect to Section 1.14(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 1.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any commitment< fee or ticking> fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 9.4 hereof.

(C)            With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below.

(iv)            Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages of the relevant Commitments (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 7.1 hereof are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)            Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 9.4.

(b)            Defaulting Lender Cure. If the Borrower, the Administrative Agent and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments (without giving effect to Section 1.14(a)(iv) hereof), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)            New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)            Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject and in accordance with the provisions of Section 12.12. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated to, in its sole discretion, acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 12.12. In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and shall pay to the Administrative Agent an assignment fee in the amount of $3,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 1.15.      Incremental Facilities.

(a)            Incremental Facilities. The Borrower may request, from time to time, on any Business Day prior to the date that is six (6) months prior to the Scheduled Termination Date or the< latest> Term Loan Termination Date, as applicable, by written notice to the Administrative Agent in the form attached hereto as Exhibit H or in such other form acceptable to the Administrative Agent (a “Commitment Amount Increase Request”) at least five (5) Business Days prior to the desired effective date of such increase (the “Commitment Amount Increase”) (i) an increase to the then existing Revolving Credit Commitments (any such increase, the “Incremental Revolving Credit Commitments”) and/or (ii) the establishment of one or more new term loan commitments (any such increase, the “Incremental Term Loan Commitments”), by an amount not in excess of $500,000,000 in the aggregate <after the First Amendment Effective Date >so that the aggregate Commitments are not in excess of $~~1,250,000,000~~<1,400,000,000> and not less than $20,000,000 individually. Each such Commitment Amount Increase Request shall identify (x) the Business Day (each an “Increased Amount Date”) on which the Borrower proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, and (y) the identity of each Lender, or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or an “Incremental Term Loan Lender”, as applicable), to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amount of such allocations; provided that Administrative Agent may elect or decline to arrange such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (each, a “Series”) of Incremental Term Loans for all purposes of this Agreement.

(b)            Conditions to Incremental Loans. Such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall have occurred and be continuing on such Increased Amount Date before or after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable; (ii) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) at the time of such request and on the effective date of such Commitment Amount Increase (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such date). The effective date of the Commitment Amount Increase shall be as set forth in the related Commitment Amount Increase Request. Upon the effectiveness thereof, the Increasing Lenders shall advance Loans in an amount sufficient such that after giving effect to its advance each Lender shall have outstanding its Percentage of Loans. It shall be a condition to such effectiveness that if any ~~Eurodollar~~<Term Benchmark> Loans are outstanding on the date of such effectiveness, such ~~Eurodollar~~<Term Benchmark> Loans shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 1.11 hereof. The Borrower agrees to pay any reasonable and documented, out-of-pocket expenses of the Administrative Agent relating to any Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, and arrangement fees related thereto as agreed upon in writing between Administrative Agent and the Borrower.

(c)            Incremental Revolving Loans. On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the terms and conditions expressed in the foregoing clauses (a) and (b), (i) each of the Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), Revolving Loans and interests in Letters of Credit outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans and interests in Letters of Credit will be held by the Lenders according to their then-existing Revolver Percentages after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Loan Commitments, (ii) the share of each respective Incremental Revolving Credit Commitment held by each respective Incremental Revolving Loan Lender shall be deemed for all purposes a Revolving Loan Commitment of such Lender and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and all references ~~to~~<in> the Loan Documents to Revolving Credit Commitments and Revolving Loans shall be deemed to include the Incremental Revolving Credit Commitments and Incremental Revolving Loans made pursuant to this Section and (iii) each Incremental Revolving Loan Lender with a Revolving Credit Commitment shall become a Lender with a Revolving Credit Commitment with respect to its respective share of the Incremental Revolving Credit Commitments and all matters relating thereto.

(d)            Incremental Term Loans. On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the terms and conditions expressed in the foregoing clauses (a) and (b), (i) each Incremental Term Loan Lender of any Series shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Percentage of the Incremental Term Loan Commitment of such Series, and (ii) each Incremental Term Loan Lender of any Series shall become a Lender hereunder with respect to its Incremental Term Loan.

(e)            Incremental Loan Notices. Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s Commitment Amount Increase and in respect thereof (i) the Incremental Revolving Credit Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable, and (ii) in the case of each notice to any Lender of Revolving Loans, the new Revolver Percentage for such Lender, in each case subject to the assignments contemplated by clause (c) of this section. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

(f)            Terms and Provisions of Incremental Loans. The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments of any Series shall be identical to the Term Loans and the terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans. Each Commitment Amount Increase may, without the consent of any other Lenders, effect such amendments to this Agreement and any other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provision of this Section 1.15.

(g)            Equal and Ratable Benefit. The Incremental Revolving Loans, Incremental Revolving Credit Commitments, Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 1.15 shall constitute Loans and Credit under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ~~ratable~~<ratably> with the other Obligations from the Guarantors.

Section 1.16.         Extension of Scheduled Termination Date. (a)  The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given at least thirty (30) days and not more than ninety (90) days prior to the Initial Termination Date, request that Lenders extend the date on which the Revolving Credit Commitments are scheduled to expire hereunder by six (6) months to ~~November 3~~<February 1>, ~~2025~~<2027> (the “First Extended Termination Date”). On the Initial Termination Date, such extension will become effective subject to the Borrower’s timely delivery of such notice to the Administrative Agent and payment of the Extension Fee, and provided that both on the notice delivery date and on the Initial Termination Date (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) on the Initial Termination Date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such date). Should such extension become effective, the terms and conditions of this Agreement will apply during the extension period, and from and after the date of such extension, the defined term “Scheduled Termination Date” shall mean the First Extended Termination Date.

(b)            If the first extension option is exercised in accordance with Section 1.16(a), the Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given at least thirty (30) days and not more than ninety (90) days prior to the First Extended Termination Date, request that Lenders extend the date on which the Revolving Credit Commitments are scheduled to expire hereunder by six (6) months to ~~May 3~~<August 1>, ~~2026~~<2027> (the “Second Extended Termination Date”). On the First Extended Termination Date, such extension will become effective subject to the Borrower’s timely delivery of such notice to the Administrative Agent and payment of the Extension Fee, and provided that both on the notice delivery date and on the First Extended Termination Date (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) on the First Extended Termination Date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such date). Should such extension become effective, the terms and conditions of this Agreement will apply during the extension period, and from and after the date of such extension, the defined term “Scheduled Termination Date” shall mean the Second Extended Termination Date.

Section 1.17.        <Sustainability Targets.>

(a)            <The parties hereto acknowledge that the Sustainability Targets have not been determined and agreed as of the First Amendment Effective Date and that Schedule 1.17 therefore has been intentionally left blank. The Borrower may, at any time prior to the second anniversary of the First Amendment Effective Date, submit a request in writing to the Administrative Agent that this Agreement be amended to include the Sustainability Targets and other related provisions (including, without limitation, those provisions described in this Section 1.17), to be mutually agreed among the Borrower, the Administrative Agent and the Required Lenders in accordance with this Section 1.17 (such amendment, the “ESG Amendment”). Such request shall be accompanied by the proposed Sustainability Targets as prepared by the Borrower in consultation with the Sustainability Structuring Agent, which shall be included as Schedule 1.17 (the “Sustainability Table”). The proposed ESG Amendment shall also include the ESG Pricing Provisions (defined below) and identify a sustainability assurance provider, provided that any such sustainability assurance provider shall be a qualified external reviewer, independent of the Borrower and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing (the “Sustainability Assurance Provider”).>

(b)            <The Administrative Agent, the Required Lenders and the Borrower shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets and Sustainability Assurance Provider, and any proposed incentives for compliance with the Sustainability Targets, including any adjustments to the Applicable Margin (such provisions, collectively, the “ESG Pricing Provisions”); provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease of more than 0.02% in the Applicable Margins set forth in the schedules set forth in the definition of “Applicable Margin” during any calendar year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions; provided, further, that (i) in no event shall any of the Applicable Margins be less than 0% at any time and (ii) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place. The ESG Amendment (including the ESG Pricing Provisions) will become effective once the Borrower, the Administrative Agent and the Required Lenders have executed the ESG Amendment. The Borrower agrees and confirms that the ESG Pricing Provisions shall follow the Sustainability Linked Loan Principles, as published in May 2021, and as may be updated, revised or amended from time to time by the Loan Market Association and the Loan Syndications & Trading Association (the “SLL Principles”).>

(c)            <Section 12.13 shall not be deemed to govern the entry into an ESG Amendment pursuant to this Section 1.17 (but, for the avoidance of doubt, Section 12.13 shall govern any amendment to this Section 1.17 or the ESG Pricing Provisions).>

<As used in this Section 1.17, the term “Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of the Borrower and its Subsidiaries, which shall be confirmed by the Borrower as being consistent with the SLL Principles.>

Section 2.          Fees.

Section 2.1.          Fees.

(a)            Revolving Credit Commitment Fee. From the Closing Date until, but excluding, the Debt Rating Pricing Election Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee on the average daily Unused Revolving Credit Commitments at a rate per annum equal to (x) 0.15% if the average daily Unused Revolving Credit Commitments are less than 50% of the Revolving Credit Commitments then in effect or (y) 0.25% if the average daily Unused Revolving Credit Commitments are greater than or equal to 50% of the Revolving Credit Commitments then in effect (in each case, computed on the basis of a year of 360 days and the actual number of days elapsed) and determined based on the average daily Unused Revolving Credit Commitments during such previous quarter. Such commitment fee shall be payable quarterly in arrears< (x) from the Closing Date until the First Amendment Effective Date,> on the last day of each March, June, September~~,~~ and December <and (y) from and after the First Amendment Effective Date, on the fifteenth (15th) day of each April, July, October and January >in each year (commencing ~~June 30, 2021)~~<October 15, 2022) for the prior quarter> and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be calculated and paid on the date of such termination. Any such commitment fee for the first quarter ending after the Closing Date shall be prorated according to the number of days this Agreement was in effect during such quarter.

(b)            Revolving Credit Facility Fee. From and after the Debt Rating Pricing Election Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a facility fee on their Revolving Credit Commitments at a rate per annum equal to the Facility Fee Rate then in effect (in each case, computed on the basis of a year of 360 days and the actual number of days elapsed) and determined based on the daily Revolving Credit Commitments (whether used or unused) during such previous quarter. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Credit Commitments terminate; provided that any facility fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any such facility fee for the first quarter ending after the Debt Rating Pricing Election Date shall be prorated according to the number of days this Agreement was in effect during such quarter.

(c)            Letter of Credit Fees. The Borrower agrees to pay quarterly in arrears through the last day of each March, June, September, and December, and payable on the fifteenth day following such last day, commencing on the first such date occurring after the date hereof, (i) to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin for Revolving Loans that are ~~Eurodollar~~<Term Benchmark> Loans (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily maximum face amount of Letters of Credit outstanding during such quarter and (ii) to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, which shall accrue at the rate of 0.125% per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) on the daily maximum amount then available to be drawn under such Letter of Credit, in each case during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any L/C Obligations. All such fees shall also be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s customary issuance, drawing, negotiation, amendment, cancellation, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.

(d)            <Ticking Fee. From the date that is 45 days after the First Amendment Effective Date until, but excluding, ><the last day of the Tranche B Commitment Period, the Borrower shall pay to the Administrative Agent for the ratable account of the Tranche B Lenders in accordance with their Tranche B Term Loan Percentages a ticking fee on the average daily Unused ><Tranche B Term Loan ><Commitments at a rate per annum equal to (x) 0.15% if the average daily Unused Tranche B Term Loan Commitments are less than 50% of the sum of the total Tranche B Term Loan Commitments on the First Amendment Effective Date minus any portion thereof terminated pursuant to Section 1.12(b) or (y) 0.25% if the average daily Unused Tranche B Term Loan Commitments are greater than or equal to 50% of the sum of the total Tranche B Term Loan Commitments on the First Amendment Effective Date minus any portion thereof terminated pursuant to Section 1.12(b) (in each case, computed on the basis of a year of 360 days and the actual number of days elapsed) and determined based on the average daily Unused Tranche B Term Loan Commitments during such previous quarter. Such commitment fee shall be payable quarterly in arrears on the fifteenth (15th) day of each April, July, October, and January in each year (commencing October 15, 2022) for the preceding quarter and on the last day of the Tranche B Commitment Period, unless the Tranche B Term Loan Commitments are terminated in whole on an earlier date, in which event the ticking fee for the period to the date of such termination in whole shall be calculated and paid on the date of such termination. Any such ticking fee for the first quarter ending after the First Amendment Effective Date shall be prorated according to the number of days this Agreement was in effect during such quarter.>

(e)            ~~(d)~~ Administrative Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit and for the benefit of the Lenders, as applicable, the fees agreed to between the Administrative Agent and the Borrower in ~~a~~ fee ~~letter~~<letters> dated March 17, 2021< and June 30, 2022>, or as otherwise agreed to in writing between the Borrower and the Administrative Agent.

Section 3.         Place and Application of Payments.

Section 3.1.           Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 noon (New York City time) on the due date thereof at the office of the Administrative Agent in New York City (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time may, in the discretion of the Administrative Agent, be deemed to have been received by the Administrative Agent on the next Business Day for purposes of calculating interest thereon. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement; provided, that if the Administrative Agent does not distribute such funds to the Lenders on the date the Administrative Agent receives (or is deemed to receive) payment from the Borrower, the Administrative Agent shall promptly thereafter distribute such funds together with interest thereon in respect of each day during the period commencing on the date such payment from the Borrower was received by the Administrative Agent (or the date the Administrative Agent was deemed to receive such payment) and ending on (but excluding) the date the Administrative Agent distributes such funds to the Lenders, at a rate per annum equal to the Federal Funds Effective Rate for each such day. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Effective Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.8(b) hereof), all payments and collections received in respect of the Obligations and all payments under or in respect of the Guaranties received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a)            first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 12.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b)            second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(c)            third, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), Bank Product Obligations, and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability and Bank Product Obligations, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d)            fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and the Guarantors evidenced by the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(e)            finally, to the Borrower or whoever else may be lawfully entitled thereto.

Section 3.2.         Account Debit. The Borrower hereby irrevocably authorizes the Administrative Agent to, solely during the continuation of an Event of Default, charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.

Section 4.         Guaranties.

Section 4.1.          Guaranties. Subject to Section 13.3(b), the payment and performance of the Obligations, Hedging Liability< (other than Excluded Swap Obligations)>, and Bank Product Obligations shall at all times be guaranteed by Global Medical REIT and each wholly-owned Subsidiary of the Borrower that owns an Unencumbered Property (a “Subsidiary Guarantor”) pursuant to Section 13 hereof or pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”; and Global Medical REIT and each such wholly-owned Subsidiary executing and delivering this Agreement as a Guarantor or any such separate Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).

Section 4.2.          Further Assurances. Subject to Section 13.3(b), in the event the Borrower desires to include any additional Real Property as an Unencumbered Property after the Closing Date, to the extent that such Real Property is not owned by an existing Guarantor, as a condition to the inclusion of such Real Property as an Unencumbered Property, the Borrower shall cause the Subsidiary which owns such Eligible Property to execute a Guaranty or an Additional Guarantor Supplement in the form of Exhibit G attached hereto (the “Additional Guarantor Supplement”) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

Section 5.         Definitions; Interpretation.

Section 5.1.           Definitions. The following terms when used herein shall have the following meanings:

“Act” is defined in Section 12.24 hereof.

“Additional Guarantor Supplement” is defined in Section 4.2 hereof.

<“Adjusted Daily Effective SOFR Rate” means, for any day, an interest rate equal to the floating overnight Daily Effective SOFR, plus 0.10%; provided that>< if the Adjusted Daily Effective SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.>

“Adjusted EBITDA” means, at any date of its determination, an amount equal to (i) EBITDA for the most recently completed Rolling Period or computed on an Annualized basis, as applicable minus (ii) the Capital Reserve on such date.

“Adjusted ~~LIBO~~<Term SOFR> Rate” means~~, for any Borrowing of Eurodollar Loans~~, for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) the ~~LIBO~~<Term SOFR> Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~<, plus (b)>< 0.10%;>< provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement>.

“Adjusted Unencumbered Property NOI” means, at any date of its determination, with respect to any Unencumbered Property, (a) with respect to Unencumbered Property owned or leased for less than one full Fiscal Quarter as of such date of calculation, the projected Property NOI for the following Fiscal Quarter computed by the Borrower in good faith and multiplied by four, (b) with respect to Unencumbered Property owned or leased for at least one full Fiscal Quarter but less than four full Fiscal Quarters, the Property NOI for such completed Fiscal Quarter(s) computed by the Borrower in good faith on an Annualized basis, and (c) otherwise, the Property NOI for the most recently completed Rolling Period computed by the Borrower in good faith, in each case, minus (i) the Capital Reserve and (ii) the greater of (x) a management fee of 1% of Property Income for the most recently completed Fiscal Quarter computed on an annualized basis and (y) actual management fees paid in cash to third party managers for the most recently completed Fiscal Quarter computed on an annualized basis.

“Administrative Agent” means JPMorgan Chase Bank, N.A.< (or any of its designated branches or affiliates)>, in its capacity as administrative agent for the Revolving Credit hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” is defined in Section 1.13 hereof.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Annualized” means, with respect to any calculation as of any date of determination, (a) if no more than one full Fiscal Quarter has passed since the Closing Date on such date of determination, such calculation performed for the completed Fiscal Quarter multiplied by four (4), (b) if no more than two full Fiscal Quarters have passed since the Closing Date on such date of determination, such calculation performed for the two completed Fiscal Quarters multiplied by two (2), and (c) if no more than three full Fiscal Quarters have passed since the Closing Date on such date of determination, such calculation performed for the three completed Fiscal Quarters multiplied by one and one-third (11/3).

“Anti-Corruption Law” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to the Borrower or any Guarantor or any Subsidiary or Affiliate of the Borrower or any Guarantor.

“Applicable Credit Rating” means a rating assigned to the Borrower’s or the Company’s Index Debt by Moody’s, S&P or Fitch.

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, L/C Participation Fees and the Facility Fee Rate (if applicable):

(a)            From the Closing Date until the first Pricing Date, the rates per annum shown opposite Level IV in the schedule in paragraph (b) below.

(b)            Thereafter, until, but excluding, the Debt Rating Pricing Election Date, from one Pricing Date to the next, the rates per annum determined in accordance with the following schedule:

Level	Consolidated Leverage Ratio for Such Pricing Date	Applicable Margin for Base Rate Revolving Loans and Reimbursement Obligations Shall Be:	Applicable Margin for ~~Eurodollar~~<Term Benchmark> Revolving Loans, ~~LIBOR Daily~~<RFR> Loans and L/C Participation Fees Shall Be:	Applicable Margin for Base Rate Term Loans Shall Be:	Applicable Margin for ~~Eurodollar~~<Term Benchmark> Term Loans Shall Be:
I	Less than 0.40 to 1.00	0.25%	1.25%	0.20%	1.20%
II	Less than 0.45 to 1.00 but greater than or equal to 0.40 to 1.00	0.35%	1.35%	0.30%	1.30%
III	Less than 0.50 to 1.00, but greater than or equal to 0.45 to 1.00	0.50%	1.50%	0.45%	1.45%
IV	Less than 0.55 to 1.00, but greater than or equal to 0.50 to 1.00	0.75%	1.75%	0.70%	1.70%
V	Greater than or equal to 0.55 to 1.00	1.00%	2.00%	0.95%	1.95%

For purposes hereof, the term “Pricing Date” means, for any Fiscal Quarter of the Borrower ending on or after March 31, 2021, the next Business Day following the date on which the Administrative Agent is in receipt of the Borrower’s most recent Compliance Certificate and financial statements (and, in the case of the year-end financial statements, audit report) (the “Borrower Information”) for the Fiscal Quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Consolidated Leverage Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered the Borrower Information by the date the same is required to be delivered under Section 8.5 hereof, then until such Borrower Information is delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level V shall apply); provided, the Administrative Agent will provide notice to Borrower when such highest Applicable Margin goes into effect. If the Borrower subsequently delivers such Borrower Information before the next Pricing Date, the Applicable Margin established by such late delivered Borrower Information shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such Borrower Information shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such Borrower Information until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined. The parties understand that the Applicable Margin set forth herein shall be determined and may be adjusted from time to time based upon the Borrower Information. If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower or Global Medical REIT) at the time it was delivered to the Administrative Agent and the Lenders, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then such Applicable Margin for such period shall be automatically recalculated using the correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay within five (5) Business Days of receipt of such written notice such additional interest or fees due to the Administrative Agent, for the account of each Lender holding Commitments and Loans at the time the additional interest and fee payment is received. Any recalculation of the Applicable Margin required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

(c) From and after the Debt Rating Pricing Election Date, the rates per annum determined in accordance with the following schedule:

LEVEL	APPLICABLE CREDIT RATING	APPLICABLE MARGIN FOR BASE RATE REVOLVING LOANS AND REIMBURSEMENT OBLIGATIONS SHALL BE:	APPLICABLE MARGIN FOR ~~EURODOLLAR~~<TERM BENCHMARK> REVOLVING LOANS, ~~LIBOR DAILY~~<RFR> LOANS AND L/C PARTICIPATION FEES SHALL BE:	FACILITY FEE RATE SHALL BE:	APPLICABLE MARGIN FOR BASE RATE TERM LOANS SHALL BE:	APPLICABLE MARGIN FOR ~~EURODOLLAR~~<TERM BENCHMARK> TERM LOANS SHALL BE:
Level I Rating	A3/A- or higher	0%	0.825%	0.125%	0%	0.85%
Level II Rating	Baa1/BBB+	0%	0.875%	0.15%	0%	0.925%
Level III Rating	Baa2/BBB	0%	1.00%	0.20%	0.15%	1.15%
Level IV Rating	Baa3/BBB-	0.20%	1.20%	0.25%	0.45%	1.45%
Level V Rating	Less than Baa3/BBB- or unrated	0.55%	1.55%	0.30%	0.85%	1.85%

For purposes of this clause (c), if at any time the Borrower or the Parent has two (2) Applicable Credit Ratings, the Applicable Margin and Facility Fee Rate shall be the rate per annum applicable to the highest Applicable Credit Rating; provided that if the highest Applicable Credit Rating and the lowest Applicable Credit Rating are more than one ratings category apart, the Applicable Margin and Facility Fee Rate shall be the rate per annum applicable to Applicable Credit Rating that is one ratings category below the highest Applicable Credit Rating. If at any time the Borrower or the Parent has three (3) Applicable Credit Ratings, and such Applicable Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Applicable Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin and Facility Fee Rate shall be the rate per annum that would be applicable if the highest of the Applicable Credit Ratings were used; and (B) if the difference between such Applicable Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin and Facility Fee Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Applicable Credit Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Margin and Facility Fee Rate shall be the rate per annum that would be applicable if the second highest Applicable Credit Rating of the three were used. If at any time the Borrower or the Parent has only one Applicable Credit Rating (and such Applicable Credit Rating is from Moody’s or S&P), the Applicable Margin and Facility Fee Rate shall be the rate per annum applicable to such Applicable Credit Rating. If neither the Borrower nor the Parent has an Applicable Credit Rating from any of Moody’s or S&P, then the Applicable Margin and Facility Fee Rate shall be the rate per annum applicable to Level V.

Each change in the Applicable Margin and Facility Fee Rate shall apply during the period commencing on the next Business Day following the effective date of such change and ending on the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Any adjustment in the Applicable Margin shall be applicable to all existing Loans.

<The Applicable Margin shall be adjusted in accordance with Section 1.17 and Schedule 1.17. >

“Application” is defined in Section 1.3(b) hereof.

“Approved Electronic Platform” has the meaning assigned to it in Section 12.8(d).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means any “Joint Lead Arranger” listed on the cover page to this Agreement.

“Asset Under Development” means any Real Property under construction (excluding (i) any completed Real Property under minor renovation (including minor Tenant improvements in an existing building that are being made), (ii) any Real Property that is contiguous to and purchased simultaneously with any completed Real Property, and (iii) any Real Property that is substantially completed with an Occupancy Rate of at least 65%).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Termination Date and the date of termination of the Revolving Credit Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark< (or component thereof)> or payment period for interest calculated with reference to such Benchmark< (or component thereof)>, as applicable, that is or may be used for determining the length of an Interest Period< for any term rate or otherwise, for determining any frequency of making payments of interest calculated> pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~e~~<d>) of Section 10.6.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, any event of the type described in clause (j) or (k) of Section 9.1 hereof with respect to such Person.

“Bank Products” means each and any of the following bank products and services provided to Borrower or any Guarantor by any Lender or any of their Affiliates: (a) credit or charge cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” of the Borrower and Guarantors means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

“Base Rate” means, for any day, ~~the~~<a> rate per annum equal to the greatest of~~:~~ (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted ~~LIBO~~<Term SOFR> Rate for a one month Interest Period ~~on~~<as published two ><U.S. Government Securities ><Business Days prior to> such day (or if such day is not a< U.S. Government Securities> Business Day, the immediately preceding <U.S. Government Securities >Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted ~~LIBO~~<Term SOFR> Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~<Term SOFR Reference Rate> at approximately ~~11:00~~<5:00> a.m. ~~London~~<Chicago> time on such day< (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology)>. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~<Term SOFR> Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~<Term SOFR> Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 10.6 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 10.6(a)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than ~~1~~<1.0>%, such rate shall be deemed to be ~~1~~<1.0>% for purposes of this Agreement.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.

“Benchmark” means, initially, ~~LIBO Rate~~<with respect to any (i) Term Benchmark Loan, the Term SOFR Rate or (ii) RFR Loan, the Daily Effective SOFR>; provided that if a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~ and ~~its~~<the> related Benchmark Replacement Date have occurred with respect to ~~LIBO~~<the Term SOFR> Rate <or Daily Effective SOFR, as applicable, >or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a~~) or clause (b~~) of Section 10.6.

“Benchmark Replacement” means, for any Available Tenor~~, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~:

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(3)~~

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time ~~and (b)~~<in> the ~~related Benchmark Replacement Adjustment;~~

provided ~~that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR~~<United States> and (b) the related Benchmark Replacement Adjustment~~, as set forth in clause (1) of this definition (subject to the first proviso above).~~<;>

If the Benchmark Replacement as determined pursuant to ~~clause (1), (2) or (3)~~<the> above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,”~~<,> the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date <and/>or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities~~;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion~~< at such time>.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement< and/or any Term Benchmark Revolving Loan>, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “<Business Day,” the definition of “U.S. Government Securities >Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides <(>in ~~its reasonable discretion~~<consultation with the Borrower)> may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means<, with respect to any Benchmark,> the ~~earliest~~<earlier> to occur of the following events with respect to ~~the~~<such> then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);< or>

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the <first >date ~~of~~<on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to> the ~~public~~<most recent> statement or publication ~~of information~~ referenced ~~therein;~~

~~(3)~~ in ~~the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 10.6(b); or~~<such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.>

~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means<, with respect to any Benchmark,> the occurrence of one or more of the following events with respect to ~~the~~<such> then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, <the CME Term SOFR Administrator, >an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), <in each case, >which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~<;> provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer<, or as of a specified future date will no longer be,> representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means<, with respect to any Benchmark,> the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the~~<such> then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6 and (y) ending at the time that a Benchmark Replacement has replaced ~~the~~<such> then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of ~~Eurodollar~~<Term Benchmark> Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof.

“Business Day” means<,> any day (other than a Saturday or <a >Sunday) on which banks are ~~not authorized or required to close~~<open for business> in New York City ~~and, if~~<; provided that, in addition to> the ~~applicable~~<foregoing, a> Business Day ~~relates to the advance or continuation of, or conversion into, or payment of a Eurodollar~~<shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR> Loan<,> or ~~a LIBOR Daily Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England~~<any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day>.

“Capital Lease” means any lease of Property which in accordance with GAAP< (subject to Section 5.3)> is required to be capitalized on the balance sheet of the lessee.

“Capital Reserve” means, as at any date of its determination, an amount equal to the product of (i) $0.50 multiplied by (ii) the gross leasable square footage of such Real Property on such date.

“Capitalized Lease Obligation” means, for any Person, the principal amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary,(x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) at any time of beneficial ownership of more than 35% of the outstanding capital stock or other equity interests of Global Medical REIT entitled to vote for members of the board of directors or equivalent governing body of Global Medical REIT on a fully-diluted basis; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Global Medical REIT cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) the failure of Global Medical REIT to directly or indirectly (i) control the Borrower and (ii) own more than 51% of the total economic interest in the Equity Interests of the Borrower; or (d) the failure of Borrower to directly or indirectly (i) control the Manager and (ii) own more than 98% of the total economic interest in the Equity Interests of the Manager. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

“Closing Date” means the date of this Agreement ~~or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in~~<.>

<“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or> a ~~manner acceptable to the Administrative Agent in its discretion~~<successor administrator)>.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral Account” is defined in Section 9.4 hereof.

“Commitment” means the Revolving Credit Commitment and Term Loan <Commitments.>

<“>Commitment< Amount Increase” is defined in Section 1.15 hereof>.

“Commitment Amount Increase Request” is defined in Section 1.15 hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to it in Section 12.8(d).

“Compliance Certificate” is defined in Section 8.5 hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Indebtedness as of such date to (ii) Total Asset Value as of such date.

“Consolidated Secured Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Secured Indebtedness as of such date to (ii) Total Asset Value as of such date.

“Consolidated Secured Recourse Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Secured Recourse Indebtedness as of such date to (ii) Total Asset Value as of such date.

“Consolidated Unsecured Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Unsecured Indebtedness as of such date to (ii) Unencumbered Asset Value as of such date.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 12.27.

“Credit” means any of the Revolving Credit, the Term Credit, the Incremental Revolving Credit and the Incremental Term Credit.

“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Credit Party” means the Administrative Agent, the L/C Issuer or any other Lender.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, Environmental Claims and liabilities, failure to pay taxes and insurance, bankruptcy, prohibited transfers, prohibited lease amendments or terminations by the relevant Borrower, Guarantor or Material Subsidiary, violations of single purpose entity covenants and other customary exceptions.

“Daily ~~Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion~~<Effective SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR effective for such SOFR Rate Day (or, if not an RFR Business Day, the RFR Business Day preceding such SOFR Rate Day), in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Effective SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower>.

“Debt Rating Pricing Election Date” means the date on which (a) the Borrower or the Parent has received an Investment Grade Rating from Moody’s or S&P and such Investment Grade Rating continues to exist on the date that the Borrower gives its election notice described below and (b) the Borrower has delivered written notice to the Administrative Agent (which shall promptly notify each of the Lenders) of its election (which shall be irrevocable) to have the Applicable Margin determined by reference to the Applicable Credit Ratings instead of the Consolidated Leverage Ratio.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt Service” means, with reference to any period, the sum of (a) Interest Expense for such period and (b) the greater of (i) zero or (ii) scheduled principal amortization paid on Total Indebtedness for such period (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness).

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 1.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii)  pay to the Administrative Agent, any L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b)has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.14(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each Lender.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day following the Scheduled Termination Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the 91st day following the Scheduled Termination Date as of the date on which such Equity Interest is issued; provided, however, that any Equity Interest of a Person that is issued with the benefit of provisions requiring a change of control offer to be made for such Equity Interest in the event of a change of control of such Person will not be deemed to be Disqualified Stock solely by virtue of such provisions.

~~“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:~~

~~(1)~~	~~a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)~~	~~the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EBITDA” means, for any period, determined on a consolidated basis of Global Medical REIT and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) plus, to the extent included as an expense in the calculation of net income (or loss): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary, unrealized or non-recurring losses, including impairment charges and losses from the sale of assets ~~and the Internalization Consideration to the extent incurred during the fiscal quarter ending September 30, 2020~~, in an amount not to exceed $25,000,000; (v) fees and expenses incurred in connection with investments, dispositions, the incurrence of Indebtedness or the issuance of capital stock or equity interests (whether or not consummated); and (vi) non-cash losses, including, but not limited to, LTIP compensation expense, favorable lease amortization expense, deferred financing amortization expense and straight-line rent and ground rent, (provided that any cash payment made with respect to any such non cash loss shall be subtracted in computing EBITDA during the period in which such cash payment is made) minus: (a) extraordinary, unrealized or non-recurring gains, including the write-up of assets and gain from the sale of assets; (b) non-cash gains, including, but not limited to, straight-line rent and ground rent and unfavorable lease amortization expense (provided that any receipt of cash in respect of such non-cash gains shall be added in computing EBITDA during the period in which such cash was received); and (c) income tax benefits.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) subject to and in accordance with the terms and provisions of Section 12.12 hereof.

“Environmental Claim” means any investigation, notice, violation, demand, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) in connection with an actual or alleged violation of or liability under any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority under Environmental Law or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Equity Interests” means with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

<“ESG Amendment” has the meaning given to such term in Section 1.17.>

<“ESG Pricing Provision” has the meaning given to such term in Section 1.17.>

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof.~~

“Event of Default” means any event or condition identified as such in Section 9.1 hereof.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 1.13 hereof) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.1(g) or Section 12.1(j), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the recitals to this Agreement.

“Extension Fee” means an extension fee payable by the Borrower to the Administrative Agent for the ratable benefit of the Lenders as a condition to the extension of the Initial Termination Date or the First Extended Termination Date pursuant to Section 1.16 hereto in an amount equal to 0.075% of the Revolving Credit Commitments then in effect for each extension.

“Facility Fee Rate” means that rate determined pursuant to paragraph (c) of the definition of “Applicable Margin”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any law or regulation adopted pursuant to any such intergovernmental agreement.

“FCA” is defined in Section 5.4 hereof.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

<“First Amendment Effective Date” means August 1, 2022.>

“First Extended Termination Date” is defined in Section 1.16 hereof.

“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the twelve-month period ending on December 31 of each calendar year.

<“Fitch” means Fitch Ratings Inc. >

“Fixed Charge Coverage Ratio” means, as at any date of determination, the ratio of (i) Adjusted EBITDA for the Rolling Period then ended or computed on an Annualized basis, as applicable, to (ii) Fixed Charges for such Rolling Period or computed on an Annualized basis, as applicable.

“Fixed Charges” means, for any period of determination, (a) Debt Service for such period, plus (b) dividends and other required distributions on the Borrower’s preferred equity securities for such period plus (c) all income taxes (federal, state and local) paid by Borrower during such period.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~LIBO Rate~~<the Adjusted Term SOFR Rate or the Adjusted Daily Effective SOFR Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate and the Adjusted Daily Effective SOFR Rate shall be 0.0%>.

“Foreign Lender” means a Lender that is not any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Global Medical REIT” is defined in the introductory paragraph of this Agreement.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Ground Lease” means a ground lease of Real Property where the owner of the fee interest thereunder is not an Affiliate of the Borrower.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business..

“Guarantor” and “Guarantors” are defined in Section 4.1 hereof.

“Guaranty” and “Guaranties” are defined in Section 4.1 hereof.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic and is regulated under Environmental Law, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Hedging Agreement.

“Hedging Liability” means the liability of the Borrower or any Guarantor to any counterparty in respect of any Hedging Agreement as the Borrower or such Guarantor, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement at the time such Hedging Agreement was entered into or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor).

~~“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”~~

“Increased Amount Date” is defined in Section 1.15(a) hereof.

“Incremental Facilities” means the Incremental Revolving Credit and/or the Incremental Term Credit established hereunder after the Closing Date in accordance with Section 1.15 hereof.

“Incremental Revolving Credit” means the credit facility for making Incremental Revolving Loans described in Section 1.15 hereof.

“Incremental Revolving Credit Commitments” is defined in Section 1.15(a) hereof.

“Incremental Revolving Loan” is defined in Section 1.15(c) hereof, and, as so defined, includes a Base Rate Loan, ~~a LIBOR Daily~~<an RFR> Loan or ~~an Eurodollar~~<a Term Benchmark> Loan, each of which is a type of Incremental Revolving Loan hereunder.

“Incremental Revolving Loan Lender” is defined in Section 1.15(a) hereof.

“Incremental Term Credit” means the credit facility for making Incremental Term Loans described in Section 1.15 hereof.

“Incremental Term Loan” is defined in Section 1.15(d) hereof, and, as so defined, includes a Base Rate Loan or ~~an Eurodollar~~<a Term Benchmark> Loan, each of which is a type of Incremental Term Loan hereunder.

“Incremental Term Loan Commitments” is defined in Section 1.15(a) hereof.

“Incremental Term Loan Lender” as defined in Section 1.15(a) hereof.

“Incremental Term Loan Percentage” means for each Lender, with respect to each Series, the percentage of the aggregate Incremental Term Loan Commitments of such Series represented by such Lender’s portion thereof or, if such Incremental Term Loan Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Incremental Term Loans of such Series then outstanding.

“Incremental Term Note” is defined in Section 1.10 hereof.

“Increasing Lenders” is defined in Section 1.15 hereof.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including as evidenced by bonds, debentures, notes, loan agreements and other similar instruments), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than one hundred eighty (180) days past due and which are being contested in good faith by appropriate proceedings diligently conducted), (c) all Capitalized Lease Obligations of such Person, (d) all direct or contingent obligations of such Person on or with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and other similar extensions of credit whether or not representing obligations for borrowed money, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of Disqualified Stock, (f) guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above, (g) the negative net mark-to-market value of interest rate swaps, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, but limited to the lesser of (1) the fair market value of the Property subject to such Lien and (2) the aggregate amount of the obligations so secured. Indebtedness of the type described in clause (g) will constitute Indebtedness solely for the purposes of determining whether an Event of Default arising from a default under other Indebtedness shall have occurred pursuant to Section 9.1(f).

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower or the Parent that is not guaranteed by any other Person (other than the Borrower, the Parent and their Subsidiaries) or subject to any other credit enhancement.

“Ineligible Institution” is defined in Section 12.12.

“Initial Termination Date” means ~~May 3~~<August 1>, ~~2025~~<2026>.

“Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of the related Indebtedness, and (ii) debt premiums and discounts.

“Interest Payment Date” means (a) with respect to any ~~Eurodollar~~<Term Benchmark> Loan, the last day of each Interest Period with respect to such ~~Eurodollar~~<Term Benchmark> Loan and, if the applicable Interest Period is longer than (3) three months, each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan ~~or LIBOR Daily Loan~~, the last day of every calendar quarter ~~and~~<,> (c) with respect to any ~~Eurodollar~~<RFR> Loan, ~~any LIBOR Daily~~<the fifth (5th) Business Day of each calendar month for the preceding calendar month and (d) with respect to any Term Benchmark Loan, any RFR> Loan and/or any Base Rate Loan, the applicable Termination Date.

“Interest Period” means< with respect to any Term Benchmark Loan,> the period commencing on the date ~~a Borrowing of Eurodollar Loans is advanced, continued, or created by conversion and ending 1, 3, or 6 months thereafter, provided, however, that:(i)      no Interest Period shall extend beyond the applicable Termination Date;(ii)      whenever the last day of~~<of the borrowing of such Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that ><(i)>< if> any Interest Period would ~~otherwise be~~<end on> a day ~~that is not~~<other than> a Business Day, ~~the last day of~~ such Interest Period shall be extended to the next succeeding Business Day~~, provided that, if~~< unless> such ~~extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur~~<next succeeding Business Day would fall> in the ~~following~~<next> calendar month, ~~the last day of~~<in which case> such Interest Period shall ~~be~~<end on> the ~~immediately~~<next> preceding Business Day~~; and~~

~~(iii)            for purposes of determining an~~<, (ii) any> Interest Period ~~for a Borrowing of Eurodollar Loans, a~~<that commences on the last Business Day of a calendar> month ~~means a period starting~~<(or> on ~~one~~<a> day ~~in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if~~<for which> there is no numerically corresponding day in the ~~month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a~~<last> calendar month~~, then~~< of> such Interest Period<)> shall end on the last Business Day of the <last >calendar month ~~in which~~<of> such Interest Period ~~is to end~~<and (iii) no tenor that has been removed from this definition pursuant to Section 10.6(d) shall be available for specification in such Notice of Borrowing or Notice of Continuation/Conversion. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan>.

~~“Internalization” means the internalization by Global Medical REIT of the services provided by it by the Manager as more fully described in the Internalization Acquisition Agreement.~~

~~“Internalization Acquisition” means the purchase by Global Medical REIT from Jeff Busch and Zensun Enterprises Limited or its affiliates of all of the outstanding Equity Interests of Inter-American Group Holdings Inc. (“Inter-American Group Holdings”) pursuant to the Internalization Acquisition Agreement for a purchase price (including working capital and other post-closing adjustments, if any) plus reasonable transaction and carrying costs and expenses related thereto not to exceed the Internalization Consideration, and the contribution to the Borrower by Global Medical REIT of certain Equity Interests of the Manager, such that following such purchase and contribution Borrower and its Subsidiaries will own 100% of the outstanding Equity Interests of the Manager.~~

~~“Internalization Acquisition Agreement” means that certain Stock Purchase Agreement dated as of July 9, 2020, between Global Medical REIT and Jeff Busch and Zensun Enterprises Limited pursuant to which Global Medical REIT will acquire substantially all of the Equity Interests of Inter-American Group Holdings owned by Jeff Busch and Zensun Enterprises Limited or its affiliates on July 9, 2020.~~

~~“Internalization Consideration” means the costs and expenses incurred by Global Medical REIT in connection with the Internalization; provided, however, that such Internalization Consideration shall not exceed $25,000,000.~~

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.~~

“Investment Grade Rating” means an Applicable Credit Rating of Baa3 or better from Moody’s, BBB- or better from S&P, or BBB- or better from Fitch.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Land Assets” means any Real Property which is not an Asset Under Development and on which no significant improvements have been constructed (excluding any Real Property that is contiguous to and purchased simultaneously with any completed Real Property or any Asset Under Development).

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 1B, or if an L/C Issuer has entered into an Assignment and Acceptance or has otherwise assumed a L/C Commitment after the Closing Date, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.

“L/C Issuer” means JPMorgan Chase Bank, N.A.< (through itself or through one of its designated affiliates or branch offices)>, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 1.3(h) hereof.

“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“L/C Participation Fee” is defined in Section 2.1(b) hereof.

“L/C Sublimit” means $10,000,000, as such amount may be reduced pursuant to the terms hereof.

“Lease” means each existing or future lease, sublease (to the extent of any property owner’s rights thereunder), license, or other similar agreement under the terms of which any Person has or acquires any right to occupy or use any Real Property or any part thereof, or interest therein, as the same may be amended, supplemented or modified.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes each financial institution party hereto as a “Lender” from time to time, including, without limitation, pursuant to Section 1.13, 1.14, 1.15 or 12.12 hereof and, unless the context otherwise requires, the L/C Issuer, and in each case, for so long as such Person shall hold Commitments, Loans or L/C Obligations hereunder.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” means the Administrative Agent, any Arranger, any L/C Issuer and any Lender, and any Related Party of any of the foregoing Persons.

“Lending Office” is defined in Section 10.4 hereof.

“Letter of Credit” is defined in Section 1.3(a) hereof.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Rate” means, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.~~

~~“LIBO Screen Rate” means, for any day and time, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

~~“LIBOR” is defined in Section 5.4 hereof.~~

~~“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum, which can change on each Business Day, equal to the LIBO Screen Rate or a comparable or successor rate which rate is approved by the Administrative Agent in its reasonable discretion (following consultation with the Borrower), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m., London time on such Business Day, for U.S. Dollar deposits (for delivery on such date) with a term equivalent to a one (1) day; provided that if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed to be zero for purposes hereof.~~

~~“LIBOR Daily Loan” means any portion of a Revolving Loan bearing interest at a rate based on the LIBOR Daily Floating Rate.~~

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means any Revolving Loan, Term Loan or Incremental Term Loan, whether outstanding as a Base Rate Loan, ~~LIBOR Daily~~<RFR> Loan or ~~Eurodollar~~<Term Benchmark> Loan or otherwise, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Guaranties, if any, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Management Agreement” means that certain Second Amended and Restated Asset Management Agreement dated as of July 9, 2020, by and among Global Medical REIT, the Borrower and the Manager, which Management Agreement is approved by Administrative Agent.

“Manager” means Inter-American Management, LLC, a Delaware limited liability company, or such successor entity approved by Administrative Agent.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or other transaction and whether in one or more related transactions), or series of acquisitions in the same calendar year, of properties or assets of any Person (including capital stock or equity interests of any Person) by Global Medical REIT and its Subsidiaries in which the purchase price of the properties and assets acquired exceeds 10% of Total Asset Value as of the last day of the most recently ending fiscal quarter for which financial statements are available.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, performance, business, Property or financial condition of Global Medical REIT and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any Guarantor to perform its payment or other material obligations under any Loan Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document to which it is a party or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Subsidiary” means each wholly-owned Subsidiary that owns an Unencumbered Property.

“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereof.

<“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.>

“Note” and “Notes” are defined in Section 1.10 hereof.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired; provided that neither Hedging Liabilities nor Bank Product Obligations shall constitute “Obligations”.

“Occupancy Rate” means for any Real Property, the percentage of the rentable area of such Real Property occupied by bona fide Tenants of such Property or leased by Tenants pursuant to bona fide Tenant Leases, in each case, which Tenant is (a) not more than 90 days in arrears on base rental or other similar payments due under its Tenant Lease and (b) not subject to a then continuing Bankruptcy Event, or if subject to a then continuing Bankruptcy Event (i) the trustee in bankruptcy of such Tenant shall have accepted and assumed such Lease or the Tenant shall be not more than 90 days in arrears on base rental or other similar payments described above in clause (a); (ii) to the extent that the Tenant shall have filed, and the bankruptcy court shall have approved, the Tenant’s plan for reorganization, the Tenant shall be performing its obligations pursuant to the approved plan of reorganization; or (iii) the status of such Tenant’s Lease shall be otherwise reasonably acceptable to the Administrative Agent; provided, that if any Real Property is subject to a master Lease, such Real Property shall be deemed occupied to the extent of the Real Property leased pursuant to such master Lease (even if any such Tenant is not physically occupying its space).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.13 hereof).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~<eurodollar transactions denominated in Dollars> by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” is defined in the introductory paragraph of this Agreement.

“Participant” has the meaning assigned to such term in Section 12.11.

“Participant Register” has the meaning assigned to such term in Section 12.11.

“Participating Interest” is defined in Section 1.3(e) hereof.

“Participating Lender” is defined in Section 1.3(e) hereof.

“Patriot Act” is defined in Section 7.2(q) hereof.

<“Payment” is defined in Section 11.11(a).>

<“Payment Notice” is defined in Section 11.11(b).>

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means, for any Lender, its Revolver Percentage, <applicable >Term Loan Percentage or Incremental Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including, without limitation, Section 11.6 hereof), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, Term Loan Percentage or Incremental Term Loan Percentage and expressing such components on a single percentage basis.

“Permitted Liens” means each of the following: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 8.3; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property (including title and survey exceptions) that do not materially and adversely affect the value of such real property or the use of such real property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to the Borrower or any Guarantor as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same do not constitute an Event of Default under Section 9.1(g); (h) the rights of tenants or lessees under leases or subleases not materially interfering with the ordinary conduct of business of such Person; (i) Liens securing the Obligations; (j) Liens (not encumbering the Unencumbered Properties) securing Indebtedness permitted by Section 8.20, including Liens existing on the date hereof and listed on Schedule 1.2 attached hereto; and (k) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Property” or “Properties” means, as to any Person, all types of real (including Real Property), personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including, as to any Subsidiary, any Real Property owned by it.

“Property Expenses” means, as to any Real Property, the costs (including, but not limited to, payments under Ground Leases, bad debt expenses, payroll, real estate taxes, assessments, insurance, utilities, landscaping and other similar charges) of operating and maintaining such Real Property, which are the responsibility of the Borrower or the applicable Subsidiary that are not paid directly by the applicable Tenant, but excluding Debt Service, income tax expense, capital expenses, depreciation, amortization, interest costs, other non-cash expenses, general and administrative expenses related to the operation of the Borrower or the applicable Subsidiary and real estate acquisition costs and expenses.

“Property Income” means, as to any Real Property, straight-line rents as determined in accordance with GAAP, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of applicable Tenants’ obligations for rent.

“Property NOI” means, with respect to any Real Property for any period (without duplication) the aggregate amount of (i) Property Income for such period minus (ii) Property Expenses for such period.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 12.27.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Ground Lease” means any Ground Lease (a) which is a direct Ground Lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least thirty (30) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, and (f) for any Ground Lease executed at or after the time Borrower or the Subsidiary acquires the Property which contains lender protection provisions that are customary for non-recourse financing by a prudent institutional lender in the business of making commercial real estate loans, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a leasehold mortgage Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated or rejected in a bankruptcy, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated or rejected lease. Notwithstanding anything to the contrary contained in this definition of “Qualified Ground Lease,” the Company’s ground leases at its Zachary, Louisiana; Silvis, Illinois; Moline, Illinois and Omaha, Nebraska properties shall be considered “Qualified Ground Leases.”

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Real Property” or “Real Properties” means any real property owned or leased by the Borrower or any Subsidiary.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~LIBO~~<the Term SOFR> Rate, ~~11:00~~<5:00> a.m. (~~London~~<Chicago> time) on the day that is two ~~London banking days~~<U.S. Government Securities Business Days> preceding the date of such setting, ~~and~~ (2) if <the RFR for >such Benchmark is ~~not LIBO~~<Daily Effective SOFR, then the date of such setting or (3) if such Benchmark is none of the Term SOFR> Rate< or Daily Effective SOFR>, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 12.12.

“Reimbursement Obligation” is defined in Section 1.3(c) hereof.

“REIT” means a “real estate investment trust” in accordance with Section 856 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Relevant Governmental Body” means<,> the Federal Reserve Board <and/>or the NYFRB<, the CME Term SOFR Administrator, as applicable>, or a committee officially endorsed or convened by the Federal Reserve Board <and/>or the NYFRB~~,~~ or<, in each case,> any successor thereto.

<“Relevant Rate” means ><(i)>< with respect to any Term Benchmark Loan, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Loan, the Adjusted Daily Effective SOFR Rate, as applicable.>

“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans, interests in Letters of Credit and Unused Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Commitments of the Lenders on such date. To the extent provided in Section 12.13, the Loans, interests in Letters of Credit and Unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to Global Medical REIT or the Borrower, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller, or chief legal officer or the chief operating officer of such Person.

“Restricted Payments” means dividends on or other distributions in respect of any class or series of Stock, Stock Equivalents or other Equity Interests of Global Medical REIT, the Borrower or its Subsidiaries or the direct or indirect purchase, redemption, acquisition, or retirement of any of Global Medical REIT’s, the Borrower’s or a Subsidiaries’ Stock, Stock Equivalents or other Equity Interest.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolver Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through Participating Interests in L/C Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

“Revolving Credit” means the credit facility for making Loans and issuing Letters of Credit described in Sections 1.1 and 1.3 hereof.

“Revolving Credit Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the Revolving Credit Commitments as then in effect, exceeds (b) the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders, in the aggregate, are equal to $400,000,000 on the ~~Closing~~<First Amendment Effective> Date.

“Revolving Loan” is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan, ~~a LIBOR Daily~~<an RFR> Loan or a ~~Eurodollar~~<Term Benchmark> Loan, each of which is a “type” of Revolving Loan hereunder. The Borrower and the Lenders acknowledge and agree that any Incremental Revolving Loan is also a Revolving Loan.

“Revolving Note” is defined in Section 1.10 hereof.

<“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Effective SOFR Rate.>

“Rolling Period” means, as of any date, the four Fiscal Quarters ending on or immediately preceding such date.

“S&P” means Standard & Poor’s ~~Ratings~~<Rating> Services ~~Group~~, a ~~division of The McGraw-Hill Companies, Inc~~<Standard & Poor’s Financial Services LLC business>.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (~~at~~<as of> the ~~time of this Agreement~~<First Amendment Effective Date>,< the> Crimea< Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic>, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Termination Date” means the Initial Termination Date, the First Extended Termination Date or the Second Extended Termination Date, as the case may be.

“Second Extended Termination Date” is defined in Section 1.16 hereof.

“Series” as defined in Section 1.15(a) hereof.

“Significant Lease” means, as to any particular Real Property, each Lease which constitutes 30% or more of all base rent revenue of such Real Property.

<“SLL Principles” has the meaning given to such term in Section 1.17.>

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~<as administered> by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

<“SOFR Rate Day” has the meaning specified in the definition of “Daily Effective SOFR”.>

“Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity securities.

“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of Global Medical REIT or the Borrower or of any of their direct or indirect Subsidiaries.

“Subsidiary Guarantor” is defined in Section 4.1.

“Supported QFC” is defined in Section 12.27.

<“Sustainability Assurance Provider” has the meaning given to such term in Section 1.17.>

<“Sustainability Targets” has the meaning given to such term in Section 1.17.>

<“Sustainability Structuring Agent” means J.P. Morgan Securities LLC. >

<“Sustainability Table” has the meaning given to such term in Section 1.17. >

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tangible Net Worth” means, as of any date of determination, Total Asset Value minus Total Indebtedness.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Real Property under a Lease.

<“Term Benchmark” when used in reference to any Loan (other than any Loan bearing interest pursuant to clause (c) of the definition of “Base Rate”), refers to whether such Loan is bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.>

<“Term Benchmark Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof.>

“Term Credit” means the credit facility for the Term Loans described in Section 1.1(b) ~~hereof.~~

~~“Term Loan” is defined in Section 1.1(b) hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term Loan hereunder.~~

~~“Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Term Loan on the Closing Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part~~<and Section 1.1(c)> hereof. ~~The Borrower and the Lenders acknowledge and agree that the Term Commitments of the Lenders aggregate $350,000,000 on the Closing Date.~~

<“Term Loans” means the Tranche A Term Loan, the Tranche B Term Loan and any Incremental Term Loan made pursuant to Section 1.15.>

<“><Term Loan Commitments” ><the Tranche A Term Loan Commitment and/or the Tranche B Term Loan Commitment, as the context may require.>

“Term Loan Percentage” means ~~for each Lender,~~ the ~~percentage of~~<Tranche A Term Loan Percentage and/or> the< Tranche B> Term Loan ~~Commitments represented by such Lender’s Term Loan Commitment,~~ <Percentage, as the context may require.>

<“Term Loan Termination Date” ><the Tranche A Term Loan Termination Date and/>or ~~if~~ the< Tranche B> Term Loan ~~Commitments have been terminated or have expired~~<Termination Date>,< as> the ~~percentage held by such Lender of the aggregate amount of all Term Loans then outstanding.~~

~~“Term Loan Termination Date” means May 3, 2026.~~

~~“Term Note” is defined in Section 1.10 hereof~~<context may require>.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 10.6 that is not Term SOFR.~~<Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.>

<“Term SOFR Rate” means, with respect to any Term Benchmark and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.>

<“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. >

“Termination Date” means ~~the earlier of (i)~~ (x) with respect to the Revolving Credit Commitments,< the earlier of> the Scheduled Termination Date~~,~~ and ~~(y) with respect to the~~<the termination of the Revolving Credit Commitments in full pursuant to Section 1.12, 9.2 or 9.3 hereof, (y) with respect to the Tranche A> Term Loan ~~Commitment~~, the ~~Term Loan Termination Date, and (ii) the date on which the Commitments are terminated in full pursuant to Section 1.12, 9.2 or 9.3 hereof~~< Tranche A Term Loan Termination Date, and (z) with respect to the Tranche B Term Loan, the Tranche B Term Loan Termination Date>.

“Total Asset Value” means, as of any date of determination and without duplication, an amount equal to the sum of (i) with respect to each Real Property (other than Assets Under Development and Land Assets), the GAAP undepreciated book value (after any impairments) of such Real Property; plus (ii) the GAAP book value of the actual funded portion of Assets Under Development of Global Medical REIT and its Subsidiaries (plus any allowance for accumulated depreciation for such Assets Under Development), plus (iii) the GAAP book value of Land Assets of Global Medical REIT and its Subsidiaries, plus (iv) the outstanding principal balance (or such lesser amount, if required under GAAP) of investments in mortgages and mezzanine loans held by Global Medical REIT and its Subsidiaries plus (v) unrestricted cash and cash equivalents of Global Medical REIT and its Subsidiaries in an amount not to exceed $10,000,000; provided that no such cash and cash equivalents shall be added to Total Asset Value to the extent that such cash and cash equivalents have been deducted from Total Indebtedness in the calculation of the Consolidated Leverage Ratio.

“Total Indebtedness” means, as of any date of determination, the consolidated Indebtedness of Global Medical REIT and its Subsidiaries, minus unrestricted cash and cash equivalents of Global Medical REIT and its Subsidiaries in an amount not to exceed $10,000,000, as determined in accordance with GAAP.

“Total Secured Indebtedness” means, as of any date of determination, that portion of Total Indebtedness that is secured by a Lien on Property of Global Medical REIT or any of its Subsidiaries.

“Total Secured Recourse Indebtedness” means, as of any date of determination, the portion of Total Indebtedness that is secured by a Lien and which is recourse to, or has a deficiency guaranty provided by, Borrower or any Guarantor or any Material Subsidiary (directly or by a guaranty thereof, but without duplication), (it being understood that any Indebtedness which provides for recourse to Borrower or any Guarantor or Material Subsidiary solely by virtue of Customary Recourse Exceptions shall not constitute recourse Indebtedness).

“Total Unsecured Indebtedness” means, as of any date of determination, that portion of Total Indebtedness that is not secured by a Lien on Property of Global Medical REIT or any of its Subsidiaries.

<“Tranche A Lender” means a Lender that holds Tranche A Term Loans.>

<“Tranche A Term Loan” is defined in Section 1.1(b) hereof and, as so defined, includes a Base Rate Loan or a Term Benchmark Loan, each of which is a “type” of Tranche A Term Loan hereunder.>

<“Tranche A Term Loan Commitment” means, as to any Tranche A Lender, the obligation of such Lender to make its Tranche A Term Loan on the Closing Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Tranche A Term Loan Commitments of the Lenders aggregated $350,000,000 on the Closing Date.>

<“Tranche A Term Loan Percentage” means for each ><Tranche A>< Lender, the percentage of the Tranche A Term Loan Commitments represented by such Lender’s Tranche A Term Loan Commitment, or if the Tranche A Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate amount of all Tranche A Term Loans then outstanding.>

<“Tranche A Term Loan Termination Date” means May 3, 2026.>

<“Tranche A Term Note” is defined in Section 1.10 hereof.>

<“Tranche B Borrowing” is defined in Section 1.1(c) hereof.>

<“Tranche B Commitment Period” means the period from the First Amendment Effective Date to the earliest to occur of (a) the date on which Tranche B Term Loans have been made in an amount equal to the total Tranche B Term Loan Commitments, (b) the termination of the Tranche B Term Loan Commitments in full pursuant to Section 1.12, 9.2 or 9.3 hereof and (c) August 1, 2023.>

<“><Tranche B Lender” means a Lender that holds Tranche B Term Loans.>

<“Tranche B Term Loan” is defined in Section 1.1(c) hereof and, as so defined, includes a Base Rate Loan or a Term Benchmark Loan, each of which is a “type” of Tranche B Term Loan hereunder.>

<“Tranche B Term Loan Commitment” means, as to any Tranche B Lender, the obligation of such Lender to make its Tranche B Term Loan on or after the First Amendment Effective Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Tranche B Term Loan Commitments of the Lenders aggregate $150,000,000 on the First Amendment Effective Date.>

<“><Tranche B Term Loan Percentage” means for each Tranche B Lender, the percentage of the Tranche B Term Loan Commitments represented by such Lender’s Tranche B Term Loan Commitment, or if the Tranche B Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate amount of all Tranche B Term Loans then outstanding.>

<“Tranche B Term Loan Termination Date” means February 1, 2028.>

<“Tranche B Term Note” is defined in Section 1.10 hereof.>

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unencumbered Asset Value” means, as of any date of determination, the GAAP undepreciated book value (after any impairments) of all Unencumbered Properties; provided that (x) not more than 20% of Unencumbered Asset Value shall be attributable to any single Unencumbered Property, (y) not more than 20% of Unencumbered Asset Value shall be attributable to Unencumbered Properties for which any single Person is the Tenant and (z) the weighted-average Occupancy Rate for all Unencumbered Properties included in the calculation of Unencumbered Asset Value shall be no less than 80%.

“Unencumbered Property” means any Real Property that meets each of the following criteria as of the date of determination (with each Real Property that meets such criteria being treated as an Unencumbered Property):

(a) such Real Property is used as a medical office building, outpatient center, group medical practice clinic, ASC (hospital-sponsored or seasoned group practice-sponsored), specialty hospital (short-term stay surgery, IRH, oncology, behavioral), acute care hospitals, administrative office building (affiliated with a hospital or other medical provider group or system) and selected post-acute/long-term care facilities in the United States (but none of its territories);

(b) such Real Property is owned in fee simple, or leased under a Qualified Ground Lease, entirely by the Borrower or a Guarantor (other than the Parent), subject to Section 13.3(b), that is a wholly-owned Subsidiary of the Borrower;

(c) (i) neither the Borrower’s beneficial ownership interest in any such Subsidiary nor such Real Property is subject to any Lien (other than Permitted Liens) or to any negative pledge (other than pursuant to the Loan Documents, but excluding any negative pledge in an agreement evidencing unsecured Indebtedness that restricts a Person’s ability to encumber its assets by the maintenance of one or more specified ratios or financial tests that are substantially same as the restrictions in this Agreement, but that do not generally prohibit the encumbrance of its assets or the encumbrance of specific assets), (ii) the Borrower or the applicable Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Real Property and to create a Lien on such Real Property as security for Indebtedness, and (iii) any such Subsidiary shall have either executed this Agreement as a Guarantor or shall have delivered to the Administrative Agent an Additional Guarantor Supplement or a separate Guaranty pursuant to Section 4.2 hereof, subject to Section 13.3(b);

(d) such Real Property, is free of all material structural defects, material title defects, conditions that could give rise to a material Environmental Claim or other adverse physical matters not covered by insurance or for which no reserves have been established and which, individually or collectively, materially impair the value of such Real Property;

(e) Tenants of such Real Property under Significant Leases, if any, are no more than 90 days in arrears on base rental or other similar payments due under their applicable Significant Leases and there exists no default (after the expiration of any applicable notice and/or cure period) under the applicable Significant Leases for such Real Property that would have a material adverse effect on the value of such Real Property; and

(f) Borrower has certified in writing to the Administrative Agent that such Real Property satisfies the foregoing criteria for an Unencumbered Property.

The Unencumbered Properties as of the Closing Date are listed on Schedule 1.1 attached hereto. Notwithstanding the foregoing, the Borrower may, at any time, cause Real Property that was previously designated Unencumbered Property pursuant to clause (f) above to no longer be so designated by written notice to the Administrative Agent if such Real Property no longer satisfies the criteria for an Unencumbered Property pursuant to a transaction permitted by this Agreement (or will no longer satisfy the criteria for an Unencumbered Property upon completion of a contemplated transaction permitted by this Agreement).

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unsecured Interest Coverage Ratio” means, as at any date of determination, the ratio of (i) Adjusted Unencumbered Property NOI for the Rolling Period then ended or computed on an Annualized basis, as applicable, to (ii) Unsecured Interest Expense for such Rolling Period or computed on an Annualized basis, as applicable.

“Unsecured Interest Expense” means, for any period of determination, the amount of Interest Expense (calculated using an interest rate equal to the greater of the actual interest rate and 7.35%) on Total Unsecured Indebtedness for such period.

<“Unused Commitments” means Unused Revolving Credit Commitments and Unused Tranche B Term Loan Commitments.>

“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

<“Unused Tranche B Term Loan Commitments” means, at any time, the amount of the Tranche B Term Loan Commitments that are then available to be borrowed under this Agreement.>

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

<“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.>

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.27.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 5.2.          Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to New York City, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 5.3.        Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may, by written notice to the Lenders and the Borrower, respectively, require that the Required Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of Global Medical REIT and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the Closing Date. Notwithstanding the foregoing, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 24, 2016 of Accounting Standards Update No. 2016-02.

Section 5.4.          Interest Rates; ~~LIBOR~~<Benchmark> Notification. The interest rate on ~~Eurodollar Loans and LIBOR Daily Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5~~<a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become>, ~~2021,~~ the ~~U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR~~<subject of regulatory reform>. Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election,~~ Section 10.6(a) ~~and (b) provide the~~<provides a> mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 10.6(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans and LIBOR Daily Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission<, performance> or any other matter related to ~~LIBOR or other rates in the definition of “LIBO Rate”~~<any interest rate used in this Agreement,> or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 10.6(a) or (b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 10.6(c))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~<existing interest rate being replaced> or have the same volume or liquidity as did ~~the London interbank offered~~<any existing interest> rate prior to its discontinuance or unavailability.< The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.>

Section 5.5.         Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any ~~Letter~~<letter> of ~~Credit Agreement~~<credit agreement or Application> related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 5.6.         Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 6.          Representations and Warranties.

The Borrower and each Guarantor represents and warrants to the Administrative Agent, the Lenders, and the L/C Issuer as follows:

Section 6.1.          Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a limited partnership under the laws of the State of Delaware. Global Medical REIT is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Maryland. Each of Global Medical REIT and the Borrower has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying; except to the extent that the failure to do so would not have a Material Adverse Effect. The information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 6.2.          Subsidiaries. Each Subsidiary is (a) duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized except, in the case of a Subsidiary that is not a Guarantor, where the failure to be in good standing would not have a Material Adverse Effect and (b) has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying; except in each case referred to in clause (b) to the extent that the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto is a correct and complete copy of the organizational chart of Global Medical REIT and its Subsidiaries as of the ~~Closing~~<First Amendment Effective> Date (including with respect to future periods as to which this representation is required to be remade, as updated from time to time as provided in Section 8.5(l)) and identifies the jurisdiction of organization of Global Medical REIT and each Subsidiary. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and, with respect to Subsidiaries that are corporations, fully paid and nonassessable, and all such shares and other equity interests indicated on Schedule 6.2 as owned by Global Medical REIT or a Subsidiary are owned, beneficially and of record, by Global Medical REIT or such Subsidiary. Other than as publicly disclosed by Global Medical REIT or any Subsidiary of Global Medical REIT in any filings with any securities exchange or the Securities and Exchange Commission or any successor agency, there are no outstanding commitments or other obligations of the Borrower or any Subsidiary of the Borrower to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Borrower or any Subsidiary of the Borrower.

Section 6.3.         Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Guarantor has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Bank Product Obligations, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrower and the Guarantors have been duly authorized, executed, and delivered by such Persons party thereto and constitute valid and binding obligations of such Persons party thereto enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any applicable Legal Requirement binding upon the Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Borrower or any Guarantor, (b) contravene or constitute a default under any covenant, indenture or agreement of the Borrower or any Guarantor or affecting any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Guarantor (other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the L/C Issuer).

Section 6.4.         Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Term Loans, the Incremental Term Loans (if any) and the Revolving Credit solely to refinance existing Indebtedness (including Indebtedness under the Existing Credit Agreement), to fund acquisitions, to finance capital expenditures and/or working capital, for general corporate purposes and/or for payment of fees and expenses related to this Agreement. Neither the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrower and the Guarantors.

Section 6.5.         Financial Reports. The consolidated balance sheet of Global Medical REIT and its Subsidiaries as of December 31, ~~2020~~<2021>, and the related consolidated statements of income, retained earnings and cash flows of Global Medical REIT and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the unqualified audit report of independent public accountants<,> heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of Global Medical REIT and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis, except as otherwise expressly noted therein. To the Borrower’s knowledge, none of Global Medical REIT, the Borrower or any Subsidiary has contingent liabilities which are material to it and are required to be set forth in its financial statements or notes thereto in accordance with GAAP other than as indicated on such financial statements and notes thereto (including with respect to future periods as to which this representation is required to be remade, on the financial statements furnished pursuant to Section 8.5 hereof).

Section 6.6.          No Material Adverse Change. Since December 31, ~~2020~~<2021>, there has been no change in the business, financial condition, operations, performance or properties of Global Medical REIT, the Borrower and the Subsidiaries taken as a whole, which would reasonably be expected to have a Material Adverse Effect.

Section 6.7.         Full Disclosure. The written statements and written information (excluding projections, forward-looking statements and information of a general economic or industry nature) furnished by the Borrower or any Guarantor to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents, taken as a whole, do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein, taken as a whole, not misleading. The Administrative Agent and the Lenders acknowledge that as to any projections furnished to the Administrative Agent and the Lenders by the Borrower, the Borrower only represents that the same were prepared in good faith on the basis of information and estimates the Borrower believed to be reasonable at the time of preparation.

Section 6.8.         Trademarks, Franchises, and Licenses. Global Medical REIT, the Borrower and its Subsidiaries own, possess, or have the right to use all patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information necessary to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person except, in each case, where the failure to do so would not have a Material Adverse Effect.

Section 6.9.         Governmental Authority and Licensing. Global Medical REIT, the Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding, which could reasonably be expected to result in revocation or denial of any material license, permit or approval, is pending or, to the knowledge of the Borrower or Global Medical REIT, threatened except where such revocation or denial would not reasonably be expected to have a Material Adverse Effect.

Section 6.10.       Good Title. Global Medical REIT, the Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of Global Medical REIT, the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Unencumbered Properties are subject to no Liens, other than Permitted Liens.

Section 6.11.       Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against Global Medical REIT, the Borrower or any Subsidiary or any of their Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, other than as set forth on Schedule 6.11.

Section 6.12.       Taxes. All material tax returns required to be filed by Global Medical REIT, the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon Global Medical REIT, the Borrower or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except (a) such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided or (b) where the failure to file such returns or pay such Taxes would not result in a Material Adverse Effect. Adequate provisions in accordance with GAAP for material taxes on the books of Global Medical REIT, the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

Section 6.13.       Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of any Loan Document, except (a) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date, (b) filings necessary to release Liens securing Indebtedness to be refinanced on or about the Closing Date, and (c) where the failure to obtain such authorizations, consents, licenses, exemptions or approvals, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.14.       [Reserved].

Section 6.15.        Investment Company. None of Global Medical REIT, the Borrower or any Guarantor is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.16.        ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Borrower or any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

Section 6.17.       Compliance with Laws. (a)  Global Medical REIT, the Borrower and its Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their respective Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, zoning regulations and Environmental Laws), to the extent that non-compliance with any such Legal Requirements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)            Without limiting the representations and warranties set forth in Section 6.17(a) above, except for matters specifically set forth on Schedule 6.17(b) attached hereto or other matters, individually or in the aggregate, which would not reasonably be expected to result in a Material Adverse Effect, the Borrower represents and warrants that: (i) Global Medical REIT, the Borrower and its Subsidiaries, and each of the Unencumbered Properties, comply in all material respects with all applicable Environmental Laws; (ii) Global Medical REIT, the Borrower and its Subsidiaries have obtained all governmental approvals required for their operations and each of the Unencumbered Properties by any applicable Environmental Law; (iii) Global Medical REIT, the Borrower and its Subsidiaries have not, and the Borrower has no knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Unencumbered Properties in any material quantity and, to the knowledge of the Borrower, none of the Unencumbered Properties are adversely affected by any Release, threatened Release or disposal of a Hazardous Material, in any material quantity, originating or emanating from any other property; (iv) Global Medical REIT, the Borrower and its Subsidiaries have no notice or knowledge that the Unencumbered Properties contain or have contained any: (1) underground storage tank or material amounts of asbestos containing building material, (2) landfills or dumps, (3) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (4) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) except in the ordinary course of business and in material compliance with Environmental Law, Global Medical REIT, the Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Unencumbered Properties; (vi) Global Medical REIT, the Borrower and its Subsidiaries have no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) Global Medical REIT, the Borrower and its Subsidiaries have no notice or knowledge of and, to the knowledge of Borrower, are not subject to and are not required to give any notice of any Environmental Claim involving Global Medical REIT, the Borrower or any Subsidiary or any of the Unencumbered Properties, and there are no conditions or occurrences at any of the Unencumbered Properties which could reasonably be anticipated to form the basis for an Environmental Claim against the Borrower or any Subsidiary or such Unencumbered Properties; (viii) to the knowledge of Global Medical REIT and the Borrower, none of the Unencumbered Properties are subject to any, and the Borrower has no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Unencumbered Properties in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of the Unencumbered Properties which pose an unreasonable risk to the environment or the health or safety of Persons. It is understood and agreed that medical activities conducted in compliance with Environmental Laws shall not be deemed to violate this subsection.

Section 6.18.       Anti-Corruption Laws and Sanctions. Global Medical REIT and the Borrower have implemented and maintain in effect policies and procedures designed to ensure compliance by Global Medical REIT, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Global Medical REIT, the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Global Medical REIT, the Borrower, any Subsidiary, any of their respective directors or officers or to the knowledge of the Borrower or such Subsidiary employees, or (b) to the knowledge of the Borrower, any agent of the Global Medical REIT, Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 6.19.       Other Agreements. None of Global Medical REIT, the Borrower or any Subsidiary is in default under the terms of any covenant, indenture or agreement of such Person or affecting any of its Property, which default would reasonably be expected to have a Material Adverse Effect.

Section 6.20.       Solvency. Global Medical REIT, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

Section 6.21.       No Default. No Default or Event of Default has occurred and is continuing.

Section 6.22.       [Reserved].

Section 6.23.       Condition of Property; Casualties; Condemnation. Except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect, each Real Property, (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance, (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted and (e) does not have a building located in a flood plain or flood hazard area, or if located in a flood plain or flood hazard area, such building is covered by full replacement cost flood insurance and in an amount and otherwise in compliance with the requirements of all applicable flood insurance laws and regulations (it being understood that parking lots and unimproved portions of the Property may be in a flood plain). For the avoidance of doubt, in no event shall the representations contained in the foregoing clause (a) through (d) be deemed to be applicable to any Property owned by a Tenant. None of the Unencumbered Properties is currently materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is not in the process of being repaired. No condemnation or other like proceedings that has had, or would reasonably be expected to result in, a Material Adverse Effect, is pending, served or, to the knowledge of the Borrower, threatened against any Unencumbered Property.

Section 6.24.       Legal Requirements and Zoning. Except as disclosed in the zoning reports furnished to Administrative Agent, to the Borrower’s knowledge and except where the failure of any of the following to be true and correct would not have a Material Adverse Effect, the use and operation of each Real Property constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any material agreement in respect of any such Real Property (or any portion thereof).

Section 6.25.       REIT Status. Global Medical REIT (a) has elected to be treated as a REIT and will continue to operate in a manner so as to qualify as a REIT, and (b) has not revoked its election to be a REIT.

Section 7.         Conditions Precedent.

Section 7.1.         All Credit Events. At the time of each Credit Event:

(a)            each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date;

(b)            no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event and, after giving effect to such extension of credit, the Revolving Credit Availability, as then determined and computed, shall be no less than $0; and

(c)            in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.6 hereof, and the L/C Issuer shall have received (i) in the case of the issuance of any Letter of Credit, a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and (ii) in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the L/C Issuer, together with any fees called for by Section 2.1 hereof.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in subsections (a) through (c), inclusive, of this Section 7.1; provided, however, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

Section 7.2.          Initial Credit Event. Before or concurrently with the initial Credit Event:

(a)            the Administrative Agent shall have received this Agreement duly executed by each party thereto (which, subject to Section 12.9(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page);

(b)            if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.10 hereof;

(c)            the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents;

(d)            the Administrative Agent shall have received copies of the Borrower’s and each Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, in each case, as in effect on the Closing Date, certified in each instance by an authorized officer of Global Medical REIT (on behalf of itself and in its capacity as a direct or indirect owner of the Borrower and each other Guarantor);

(e)            the Administrative Agent shall have received copies of resolutions authorizing the execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf, all certified in each instance by an authorized officer of Global Medical REIT (on behalf of itself and in its capacity as a direct or indirect owner of the Borrower and each other Guarantor);

(f)            the Administrative Agent shall have received copies of the certificates of good standing for the Borrower and each Guarantor (dated no earlier than thirty (30) days prior to the Closing Date) from the office of the secretary of the state (or similar office) of its incorporation or organization;

(g)            the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;

(h)            the Administrative Agent shall have received the initial fees called for by Section 2.1 hereof;

(i)            the capital and organizational structure of Global Medical REIT, the Borrower and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent;

(j)            the Administrative Agent shall have received a copy of the audited consolidated balance sheet of Global Medical REIT and its Subsidiaries for the Fiscal Year ended December 31, 2020 and the consolidated statements of income, retained earnings, and cash flows of Global Medical REIT, the Borrower and its Subsidiaries for such Fiscal Year, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, and ~~(ii)~~ a Compliance Certificate showing compliance with and the computation of the financial covenants set forth in Section 8.20 on a pro forma basis after giving effect to the loans and transactions contemplated by this Agreement, each in form and substance reasonably acceptable to the Administrative Agent;

(k)            since December 31, 2020, no material adverse change in the business, financial condition, operations, performance or Properties of the Borrower or the Guarantors, taken as a whole, shall have occurred;

(l)            the Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Borrower and each Guarantor evidencing the absence of Liens on its Unencumbered Properties except for Permitted Liens or as otherwise permitted by Section 8.7 hereof;

(m)            the Administrative Agent shall have received a written opinion of counsel to the Borrower and each Guarantor, in form and substance reasonably acceptable to the Administrative Agent;

(n)            the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for the Borrower and each Guarantor; and the Administrative Agent and the Borrower shall have received the Internal Revenue Service Forms and any applicable attachments required by Section 12.1(b);

(o)            the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request;

(p)            the Administrative Agent and any Lender shall have received any documentation, information or materials reasonably requested by the Administrative Agent or such Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with (i) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and (ii) any applicable “know your customer”, anti-money laundering or similar rules and regulations;

(q)            if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower; and

(r)            the Administrative Agent shall have evidence that (i) all indebtedness, liabilities and obligations owing under the Existing Credit Agreement shall be refinanced with the proceeds of the Loans made hereunder and (ii) all Liens and guaranties granted under the Existing Credit Agreement have been terminated and released.

Section 8.          Covenants.

Each of the Borrower and the Guarantors agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is cured or waived in writing pursuant to the terms of Section 12.13 hereof:

Section 8.1.         Maintenance of Existence. The Borrower shall, and shall cause each Guarantor to, preserve and maintain its existence, except as otherwise provided in Section 8.9 hereof. The Borrower shall, and shall cause each Guarantor to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 8.2.         Maintenance of Properties. The Borrower shall, and shall cause each Guarantor to, maintain, preserve, and keep all of its Properties in working condition and order (ordinary wear and tear and damage by casualty excepted), and the Borrower and each Guarantor shall, from time to time, make all necessary repairs, renewals, replacements, additions, and betterments to its Property so that such Property shall at all times be fully preserved and maintained, except (i) to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person or (ii) where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Borrower shall not, and shall not permit any Guarantor to, amend, modify or terminate any material contract or agreement to which it is a party if such amendment, modification or termination or waiver would reasonably be expected to cause a Material Adverse Effect.

Section 8.3.         Taxes and Assessments. The Borrower and each Guarantor shall duly pay and discharge all material Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property (other than any such Taxes, rates, assessments, fees, and governmental charges that are required to be paid by any Tenants so long as such amounts are paid within forty-five (45) days of the applicable due date), in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves established in accordance with GAAP are provided therefor.

Section 8.4.         Insurance. The Borrower shall insure and keep insured, and shall cause Global Medical REIT and each Subsidiary to insure and keep insured, with financially sound and reputable insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause Global Medical REIT and each Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with financially sound and reputable insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses.

Section 8.5.         Financial Reports. The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender, the L/C Issuer and each of their duly authorized representatives such information respecting the business and financial condition of Global Medical REIT, the Borrower and each Subsidiary as the Administrative Agent or such Lender (through the Administrative Agent) may reasonably request; and without any request, shall furnish to the Administrative Agent for distribution to the Lenders and L/C Issuer:

(a)            no later than ninety (90) days after the last day each Fiscal Year of the Borrower, a copy of the audited consolidating balance sheet of Global Medical REIT and its Subsidiaries as of the last day of the Fiscal Year then ended and the consolidating statements of income, retained earnings, and cash flows of Global Medical REIT and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, accompanied by an opinion of Deloitte Touche Tohmatsu Limited or any other independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidating financial condition of Global Medical REIT and its Subsidiaries as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (except any such qualification or exception resulting from (x) an anticipated breach of Section 8.20 or any financial covenant contained in other Indebtedness which has not yet occurred or (y) the impending maturity of the Loans or other Indebtedness within the ensuing twelve months) or any qualification or exception as to the scope of such audit;

(b)            [Reserved];

(c)            no later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ending on March 31, 2021), a copy of the consolidated and consolidating balance sheet of Global Medical REIT, the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of Global Medical REIT and its Subsidiaries for the Fiscal Quarter and for the Fiscal Year-to-date period then ended, each in reasonable detail showing, in comparative form, the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;

(d)            [Reserved];

(e)            with each of the financial statements delivered pursuant to subsections (a) and (c) above, a compliance certificate (“Compliance Certificate”) in the form attached hereto as Exhibit E signed by the chief executive officer, chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent to the effect that to such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken or being taken by Global Medical REIT, the Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.20 hereof;

(f)            promptly after request by the Administrative Agent, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of Global Medical REIT’s, the Borrower’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants and submitted to the board of directors (or similar governing body) of the Borrower;

(g)            promptly after the sending or filing thereof, copies of each financial statement, report, or proxy statement sent by Global Medical REIT or any Subsidiary to its stockholders or other equity holders;

(h)            promptly after receipt thereof, if any, a copy of each audit made by any regulatory agency of the books and records of Global Medical REIT, the Borrower or any Subsidiary or of notice of any material noncompliance with any applicable Legal Requirements relating to Global Medical REIT, the Borrower or any Subsidiary, or its business;

(i)            within thirty (30) days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s operating budget and projections for the following year including consolidated projections of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such operating budget and projections in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Administrative Agent (which shall include a summary of all significant assumptions made in preparing such projections);

(j)            notice of any Change of Control;

(k)            promptly after any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of (i) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against Global Medical REIT, the Borrower or any Subsidiary or any of their Property which would reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any other matter which would reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any Default or Event of Default; and

(l)            with each of the financial statements delivered pursuant to subsections (a) and (c) above, if there have been any changes to the organizational list of Global Medical REIT, the Borrower and the Subsidiaries during the most recently ended Fiscal Quarter, a revised organizational list, together with a summary of the changes.

Section 8.6.         Inspection. The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, permit the Administrative Agent, and each of its duly authorized representatives and agents, during normal business hours and subject to the provisions of any applicable Leases, to visit and inspect any Unencumbered Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records (which shall be subject to the confidentiality requirements of Section 12.25 hereof), and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with any of the Arrangers (or any of their affiliates) the finances and affairs of Global Medical REIT, the Borrower and its Subsidiaries) at such reasonable times as the Administrative Agent may designate, with reasonable prior notice to the Borrower and no more often than once in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing. The Administrative Agent shall use reasonable efforts to coordinate inspections undertaken in accordance with this Section 8.6 to (i) minimize the administrative burden of such inspections on Global Medical REIT, the Borrower and their Subsidiaries, (ii) minimize the interference with the business of Global Medical REIT, the Borrower and their Subsidiaries and (iii) not disturb the occupancy of any Real Property by any Tenant.

Section 8.7.         Liens. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person, other than Permitted Liens.

Section 8.8.          Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent, with respect to Global Medical REIT, the Borrower or any Subsidiary, any of the following:

(a)            investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one (1) year of the date of issuance thereof;

(b)            investments in commercial paper with a rating of at least P-1 by Moody’s and at least A-1 by S&P maturing within one (1) year of the date of issuance thereof;

(c)            investments in demand or time deposits, certificates of deposit or bankers acceptances of any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one (1) year or less;

(d)            investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(e)            investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

(f)            Global Medical REIT’s investment in the Borrower, the Borrower’s investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;

(g)            intercompany advances made from time to time among the Borrower and its Subsidiaries in the ordinary course of business to finance working capital needs;

(h)            investments from time to time in individual real properties or in entities which own such individual real properties, provided that such investment does not cause a breach of the financial covenants set forth in Section 8.20 hereof or clause (o) below;

(i)            investments in deposit account and securities accounts opened in the ordinary course of business and in compliance with the terms of this Agreement;

(j)            investments pursuant to Hedging Agreements that are not otherwise prohibited by the terms of this Agreement;

(k)            investments existing on the date hereof and set forth on Schedule 8.8;

(l)            advances to officers, directors and employees of the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(m)            investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(n)            investments by Global Medical REIT for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interests of Global Medical REIT or the Borrower now or hereafter outstanding to the extent permitted in Section 8.24 below; and

(o)            subject to the following limitations, investments in the following asset classes: (i) cash investments in joint ventures (“Class I”), (ii) investments in Assets Under Development (“Class II”), (iii) investments in Land Assets (“Class III”), (iv) investments in mortgages and mezzanine loans (“Class IV”) and (v) investments not otherwise permitted under this Section 8.8 (“Class V” and together with Class I, Class II, Class II and Class IV, the “Classes” and each, a “Class”), provided, investments in each of the foregoing Classes shall be permitted hereunder only to the extent that the aggregate amount of all investments in such Class (based on the GAAP book value of each such investment at such time of determination) does not exceed the corresponding percentage of Total Asset Value for such Class set forth below:

Class	Investment Type	Maximum Percentage
I	Cash investments in joint ventures	10%
II	Investments in Assets Under Development	10%
III	Investments in Land Assets	5%
IV	Investments in mortgages and mezzanine loans	10%
V	Other investments not otherwise permitted under this Agreement	5%

In addition to the foregoing limitations on permitted investments under this clause (o), at no time shall the aggregate GAAP book value of the investments in the Classes above exceed 25% of the Total Asset Value at such time. In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the book value (as defined in GAAP) thereof, and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

Section 8.9.         Mergers, Consolidations and Sales. Except in connection with the acquisition of Property or otherwise with the prior written consent of the Required Lenders (which shall not be unreasonably withheld, conditioned or delayed), the Borrower shall not, nor shall it permit Global Medical REIT or any other Guarantor to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or substantially all of its Property; provided, however, that this Section shall not apply to nor operate to prevent:

(a)            the sale, transfer, lease or other disposition of Property of the Borrower or any of the Guarantors to one another;

(b)            the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the entity surviving the merger;

(c)            the sale, transfer or other disposition of any tangible personal property in the ordinary course of business;

(d)            Leases of all or any portion of any Real Property to Tenants;

(e)            any sale, transfer, lease or other disposition of an Unencumbered Property (including any disposition of such Property as part of a sale and leaseback transaction and any disposition of the Equity Interests in the owner of such Property) so long as no Default or Event of Default will exist immediately after giving effect thereto;

(f)            any merger if it results in the simultaneous payoff in immediately available funds of the Obligations;

(g)            merge or consolidate, directly or indirectly, with any other Person so long as (i) Global Medical REIT, the Borrower and the Guarantors, as applicable, shall be the survivor thereof; (ii) the Borrower shall have given the Administrative Agent and the Lenders at least ten (10) Business Days’ prior written notice of such consolidation or merger; (iii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom; and (iv) at the time the Borrower gives notice pursuant to clause (ii) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by Global Medical REIT, the Borrower and the Subsidiaries with the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, the financial covenants contained in Section 8.20, after giving effect to such consolidation or merger;

(h)            (i) each Guarantor (other than Global Medical REIT) may issue or sell its Equity Interests to the extent permitted by Section 8.10 and (ii) the Borrower and Global Medical REIT may each issue or sell its respective Equity Interests so long as, after consummating such transaction, Global Medical REIT shall remain in compliance with the definition of Change of Control; and

(i)            transactions expressly permitted under Section 8.8 or Section 8.24.

Section 8.10.       [Reserved].

Section 8.11.       ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a material Lien against any of its Property. The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in Section 4043 of ERISA for which notice to the PBGC has not been waived) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by Global Medical REIT, the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of Global Medical REIT, the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit. The Borrower shall not, and shall not permit Global Medical REIT or any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code or any of the respective regulations promulgated thereunder.

Section 8.12.       Compliance with Laws. (a) The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)            The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Real Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) use commercially reasonable efforts to require that each Tenant of any of the Real Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Real Properties; (iv) cure any material violation of applicable Environmental Laws by it or at any of the Real Properties; (v) not allow the presence or operation at any of the Real Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law (other than any private sewage treatment plant maintained at any Real Property in compliance with Environmental Laws); (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Properties except in the ordinary course of its business and in compliance with Environmental Laws; (vii) within ten (10) Business Days after receipt of written notice of the same in connection with Global Medical REIT, the Borrower, any Subsidiary or any of the Real Properties, notify the Administrative Agent in writing of, and provide any reasonably requested documents with respect to, any of the following: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition which would reasonably be expected to have a Material Adverse Effect; (viii) conduct, at its expense, any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required to be performed by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Real Properties imposed by any Governmental Authority as set forth in a deed or other instrument affecting Global Medical REIT’s, the Borrower’s or any Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Real Properties which Global Medical REIT, the Borrower or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any Governmental Authority or Environmental Law or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law. The Administrative Agent shall give prompt notice to each Lender of any notice from the Borrower received pursuant to this Section 8.12(b).

Section 8.13.       Compliance with Sanctions and Anti-Corruption Laws. (a) Global Medical REIT shall at all times comply with the requirements of all Sanctions applicable to Global Medical REIT and shall cause the Borrower and each of its Subsidiaries to comply with the requirements of all Sanctions applicable to such Person.

(b)            The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that Global Medical REIT and its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(c)            None of Global Medical REIT, the Borrower or any of its Subsidiaries will, nor will it permit any Subsidiary to, violate any Anti-Corruption Law in any material respect.

(d)            Each of Global Medical REIT, the Borrower and its Subsidiaries will maintain in effect policies and procedures designed to ensure compliance by Global Medical REIT, the Borrower and its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(e)            Borrower covenants to promptly notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of Borrower’s beneficial owners identified therein

Section 8.14.       Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Global Medical REIT, the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided, that the foregoing shall not apply to transactions between or among the Borrower, Global Medical REIT and/or any other Guarantor or Material Subsidiary.

Section 8.15.        No Changes in Fiscal Year. The Fiscal Year of Global Medical REIT and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, change its Fiscal Year from its present basis.

Section 8.16.       Formation of Subsidiaries. Promptly upon the formation or acquisition of any Material Subsidiary, the Borrower shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4.2 hereof.

Section 8.17.       Change in the Nature of Business. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, engage in any business or activity if, as a result thereof, the general nature of the business of Global Medical REIT or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date, provided that nothing herein shall be deemed to prohibit or restrict the Borrower or any Subsidiary from engaging in any business which is reasonably related to the core business engaged in by it on the Closing Date.

Section 8.18.       Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

Section 8.19.       [Reserved].

Section 8.20.       Financial Covenants.

(a)            Maximum Consolidated Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower, commencing with Fiscal Quarter ending March 31, 2021, the Borrower shall not permit the Consolidated Leverage Ratio to be greater than 0.60 to 1.00. Notwithstanding the foregoing, the Borrower shall have the option, exercisable two times during the term of this Agreement, to elect that the Consolidated Leverage Ratio may exceed 0.60 to 1.00 for any fiscal quarter in which the Borrower completes a Material Acquisition and the immediately subsequent three fiscal quarters so long as (1) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (a) and (2) such ratio does not exceed 0.65 to 1.00 at the end of the fiscal quarter for which such election has been made and the immediately subsequent three fiscal quarters.

(b)            Minimum Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter of the Borrower, commencing with Fiscal Quarter ending March 31, 2021, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

(c)            Maintenance of Tangible Net Worth. Global Medical REIT shall, as of the last day of each Fiscal Quarter, commencing with fiscal quarter ending March 31, ~~2021~~<2022>, maintain a Tangible Net Worth of not less than the sum of (a) $~~345,000,000~~<573,000,000> plus (b) 75% of the aggregate net proceeds received by Global Medical REIT or any of its Subsidiaries after ~~December~~<March> 31, ~~2020~~<2022>, in connection with any offering of Stock or Stock Equivalents (other than an offering made to Global Medical REIT or any of its Subsidiaries).

(d)            Maximum Consolidated Secured Recourse Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending March 31, 2021, the Borrower shall not permit the Consolidated Secured Recourse Leverage Ratio to be greater than 0.10 to 1.00; provided that the Borrower shall not be required to comply with the covenant set forth in this Section 8.20(d) from and after the date on which the Borrower or the Parent has received an Investment Grade Rating from Moody’s or S&P.

(e)            Maximum Consolidated Secured Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending March 31, 2021, the Borrower shall not permit the Consolidated Secured Leverage Ratio to be greater than 0.30 to 1.00. Notwithstanding the foregoing, the Borrower shall have the option, exercisable two times during the term of this Agreement, to elect that the Consolidated Secured Leverage Ratio may exceed 0.30 to 1.00 for any fiscal quarter in which the Borrower completes a Material Acquisition and the immediately subsequent three fiscal quarters so long as (1) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (a) and (2) such ratio does not exceed 0.35 to 1.00 at the end of the fiscal quarter for which such election has been made and the immediately subsequent three fiscal quarters.

(f)            Maximum Consolidated Unsecured Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending March 31, 2021, the Borrower shall not permit the Consolidated Unsecured Leverage Ratio to be greater than 0.60 to 1.00. Notwithstanding the foregoing, the Borrower shall have the option, exercisable two times during the term of this Agreement, to elect that the Consolidated Unsecured Leverage Ratio may exceed 0.60 to 1.00 for any fiscal quarter in which the Borrower completes a Material Acquisition and the immediately subsequent three fiscal quarters so long as (1) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (a) and (2) such ratio does not exceed 0.65 to 1.00 at the end of the fiscal quarter for which such election has been made and the immediately subsequent three fiscal quarters.

(g)            Minimum Unsecured Interest Coverage Ratio. As of the last day of each Fiscal Quarter of the Borrower, commencing with Fiscal Quarter ending March 31, 2021, the Borrower shall not permit the Unsecured Interest Coverage Ratio to be less than 1.50 to 1.00.

Section 8.21.        Hedging Agreements.. Global Medical REIT and the Borrower will not, and will not permit any of their Subsidiaries to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which Global Medical REIT, the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of Global Medical REIT, the Borrower or any of its Subsidiaries), and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Global Medical REIT, the Borrower or any Subsidiary.

Section 8.22.       Electronic Delivery of Certain Information. Documents, including financial reports to be delivered pursuant to Section 8.5 hereof, required to be delivered pursuant to this Agreement may be delivered by electronic communication and delivery, including, the Internet, including the website maintained by the Securities and Exchange Commission, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent) provided that the foregoing shall not apply to notices to any Lender (or the L/C Issuer) pursuant to Section 1. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Borrower notifies the Administrative Agent of said posting by causing an e-mail notification to be sent to an email address specified from time to time by the Administrative Agent and provides a link thereto; provided if such notice or other communication is not sent or posted during the normal business hours of the recipient on a Business Day, said posting date and time shall be deemed to have commenced as of 9:00 a.m. New York City on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Sections 8.5(d) and 8.5(e) to the Administrative Agent. Except for the certificates required by Sections 8.5(d) and 8.5(e), the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

Section 8.23.       REIT Status. Global Medical REIT shall maintain its status as a REIT.

Section 8.24.       Restricted Payments. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, declare or make any Restricted Payment; provided that:

(a)            Global Medical REIT may declare or make cash distributions to its equity holders (and, through its ownership interest in the general partner of the Borrower) the Borrower’s operating partnership unit (“OP Unit”) and LTIP unit holders; provided however that during the continuance of an Event of Default such cash distributions shall not exceed the amount necessary for Global Medical REIT to be able to make distributions required to maintain its status as a REIT and to avoid the imposition of any federal or state income tax, and to avoid the imposition of the excise tax described by Section 4981 of the Code, in each case on Global Medical REIT; provided further that, following a Bankruptcy Event with respect to the Borrower or the acceleration of the Obligations, Global Medical REIT shall not make any cash distributions;

(b)            the Borrower may make Restricted Payments ratably to the holders of its Equity Interests to permit Global Medical REIT to make the Restricted Payments permitted under clause (a) above;

(c)            each Subsidiary may make Restricted Payments ratably to the holders of its Equity Interests;

(d)            Global Medical REIT, the Borrower or any Subsidiary may declare and make dividend payments or other distributions payable solely in the common equity interests or other equity interests of such entity including (i) “cashless exercises” of options granted under any share option plan adopted by such entity, (ii) distributions of rights or equity securities under any rights plan adopted by such entity and (iii) distributions (or effect stock splits or reverse stock splits) with respect to its equity interests payable solely in additional shares of its equity interests;

(e)            Global Medical REIT, the Borrower and each Subsidiary may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of Global Medical REIT, the Borrower or any Subsidiary;

(f)            so long as no Change of Control results therefrom, Global Medical REIT, the Borrower and each Subsidiary may make Restricted Payments in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance based incentive plans, and other similar forms of compensation;

(g)            so long as no Change of Control results therefrom, the Borrower and each Subsidiary that is a Guarantor may make dividends or distributions to allow Global Medical REIT to make payments in connection with share purchase programs, to the extent not otherwise prohibited by the terms of this Agreement; and

(h)            Global Medical REIT may exercise any redemption or conversion rights with respect to its Equity Interests in accordance with the terms of the governing documents setting out any such rights.

Section 8.25.       Management Fees. The Borrower shall not pay, and shall not permit any Subsidiary to pay, any management fees or other payments under any management agreement to the Borrower or to any other manager that is an Affiliate of the Borrower or any other manager, in the event that a Default or an Event of Default shall have occurred and be continuing; provided, that notwithstanding any such Default or Event of Default, the Borrower and any Subsidiary may continue to pay (i) management fees and other payments due to Manager under the Management Agreement or any successor management agreement approved by Administrative Agent and (ii) management fees and other payments to the Borrower or an Affiliate of the Borrower if such management fees and other payments do not exceed amounts paid or payable by the Borrower or such Affiliate to third-party managers engaged pursuant to a sub-management agreement to provide management services for the Borrower and/or its Affiliates.

Section 9.         Events of Default and Remedies.

Section 9.1.         Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)            default in the payment when due of (i) all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement, including a mandatory prepayment required by Section 1.8(b)), (ii) any Reimbursement Obligation (except in any case in which a Loan has been made in the amount of the Reimbursement Obligations then due and the proceeds thereof applied to pay such Reimbursement Obligations as contemplated by Section 1.3(c) (iii) any payment when due of any interest or (iv) any fee or other Obligation payable hereunder or under any other Loan Document, with such default in payment continuing for (A) in the case of the foregoing clauses (ii) and (iii), three (3) Business Days after receipt of written notice thereof from the Administrative Agent and (B) in the case of the foregoing clause (iv), five (5) Business Days after receipt of written notice thereof from the Administrative Agent;

(b)            default in the observance or performance of any covenant set forth in Sections 8.1, 8.4, 8.5, 8.7, 8.8, 8.9, 8.11, 8.13(b), 8.17, 8.18, 8.19, 8.20, 8.21, 8.23, or 8.24;

(c)            default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent; provided, however, if such a default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that the Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the Borrower in the exercise of due diligence to cure such default, provided such additional period shall not exceed sixty (60) days;

(d)            any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect (where not already qualified by materiality or Material Adverse Effect, otherwise in any respect) as of the date of the issuance or making or deemed making thereof (except to the extent such representation and warranty relates to an earlier date, in which case it proves untrue in any material respect (where not already qualified by materiality or Material Adverse Effect, otherwise in any respect) as of such date);

(e)            (i) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void; or (ii) the Borrower or any Guarantor takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

(f)            default (with expiration of any grace and/or cure periods related thereto) shall occur under any Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor or any Material Subsidiary aggregating in excess of (i) with respect to any recourse Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor or any Material Subsidiary, $35,000,000 in the aggregate, or (ii) with respect to any other Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor or any Material Subsidiary, $75,000,000 in the aggregate, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated);

(g)            any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or any Guarantor or any Material Subsidiary, or against any of its respective Property, in an aggregate amount in excess of $35,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days;

(h)            the Borrower or any Guarantor or any Material Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $35,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $35,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any Guarantor or any Material Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any Guarantor or any Material Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i)            any Change of Control shall occur;

(j)            the Borrower or any Guarantor or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k); or

(k)            a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor or any Material Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against the Borrower or any Guarantor or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

Section 9.2.         Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 hereof) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that, with respect to each Letter of Credit then outstanding, the Borrower immediately either (i) pay to the Administrative Agent the full amount then available for drawing thereunder, (ii) deliver to the Administrative Agent Cash Collateral in an amount equal to 103% of the aggregate amount thereof or (iii) return or cause to be returned to L/C Issuer such Letter of Credit for cancellation, and the Borrower agrees to immediately take such action and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 9.3.         Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof with respect to the Borrower has occurred and is continuing, all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and, with respect to each Letter of Credit then outstanding, the Borrower immediately either (i) pay to the Administrative Agent the full amount then available for drawing thereunder, (ii) deliver to the Administrative Agent Cash Collateral in an amount equal to 103% of the aggregate amount thereof or (iii) return or cause to be returned to L/C Issuer such Letter of Credit for cancellation, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 9.4.         Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b), Section 1.14, Section 9.2 or Section 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b)            All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Obligations (and to all Hedging Liability and Bank Product Obligations). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts then due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders. If the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 1.8(b) hereof, if any, at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default is then continuing. If the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Commitments, Loans or other Obligations, Hedging Liability, or Bank Product Obligations remain outstanding, at the request of the Borrower the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

(c)            At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.14(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)            Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 9.4 or Section 1.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)            Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 9.4(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 1.14 the Person providing Cash Collateral and the L/C Issuer may agree (but shall not be obligated to) that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 10.        Change in Circumstances.

Section 10.1.        Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any ~~Eurodollar~~<Term Benchmark> Loans or ~~LIBOR Daily~~<RFR> Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender’s obligations to make or maintain ~~Eurodollar~~<Term Benchmark> Loans or ~~LIBOR Daily~~<RFR> Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain ~~Eurodollar~~<Term Benchmark> Loans or ~~LIBOR Daily~~<RFR> Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected ~~Eurodollar~~<Term Benchmark> Loans or ~~LIBOR Daily~~<RFR> Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected ~~Eurodollar~~<Term Benchmark> Loans or ~~LIBOR Daily~~<RFR> Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

Section 10.2.        ~~Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR~~<Alternate Rate of Interest>. Subject to Section 10.6, if ~~on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans or the determination of the LIBOR Daily Floating Rate for any LIBOR Daily Loan~~:

(a)            the Administrative Agent in good faith determines (which determination shall be conclusive absent manifest error) ~~that deposits in U.S. Dollars (in the applicable amounts) are not being offered~~<(A) prior> to ~~it in~~ the ~~interbank eurodollar market for such~~<commencement of any> Interest Period< for a Term Benchmark Loan>, ~~or~~ that ~~by reason of circumstances affecting the interbank eurodollar market~~ adequate and reasonable means do not exist for ascertaining the ~~applicable~~ Adjusted ~~LIBO Rate, the LIBO Rate or the LIBOR Daily Floating~~<Term SOFR> Rate (including because the ~~LIBO Screen~~<Term SOFR Reference> Rate is not available or published on a current basis)~~; provided that no Benchmark Transition Event shall have occurred at such time,~~<, for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Effective SOFR Rate;> or

(b)            ~~the Required Lenders in good faith advise~~ the Administrative Agent <is advised by the Required Lenders >that (~~i~~<A>) <prior to the commencement of any Interest Period for a Term Benchmark Loan, >the Adjusted ~~LIBO~~<Term SOFR> Rate~~, the LIBO Rate or the LIBOR Daily Floating Rate as determined by the Administrative Agent~~< for such Interest Period> will not adequately and fairly reflect the cost to such Lenders <(or Lender) >of ~~funding~~<making or maintaining> their ~~Eurodollar~~ Loans <(>or ~~LIBOR Daily Loans~~<its Loan)> for such Interest Period or (~~ii~~<B>) ~~that~~<at any time,> the< Adjusted Daily Effective SOFR Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of> making or ~~funding of Eurodollar~~<maintaining their> Loans <(>or ~~LIBOR Daily Loans becomes impracticable,~~<its Loan);>

then the Administrative Agent shall ~~forthwith~~ give notice thereof to the Borrower and the Lenders~~, whereupon~~< by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new ><Notice of Continuation/Conversion ><in accordance with the terms of Section 1.6(a) or a new Notice of Borrowing in accordance with the terms of Section 1.6(a), (1) any Notice of Continuation/Conversion that requests the conversion of any ><Loan>< to, or continuation of any Loan as, a Term Benchmark Loan and any Notice of Borrowing that requests a Term Benchmark Loan shall instead be deemed to be a Notice of Continuation/Conversion or Notice of Borrowing, as applicable, for (x) an RFR Loan so long as the Adjusted Daily Effective SOFR Rate is not also the subject of Section 10.2(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Effective SOFR Rate also is the subject of Section 10.2(a)(i) or (ii) above and (2) any Notice of Borrowing that requests an RFR Loan shall instead be deemed to be a Notice of Borrowing, as applicable, for a Base Rate Loan; provided that if the circumstances giving rise to such notice affect only one Type of Loans, then all other Types of Loan shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 10.2(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then> until< (x)> the Administrative Agent notifies the Borrower< and the Lenders> that the circumstances giving rise to such ~~suspension~~<notice> no longer exist~~,~~< with respect to> the ~~obligations of the Lenders to make Eurodollar Loans or LIBOR Daily Loans shall be suspended and any request for a Eurodollar Loan or a LIBOR Daily Loan shall be deemed a request for~~<relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation/Conversion in accordance with the terms of Section 1.6(a) or a new Notice of Borrowing in accordance with the terms of Section 1.6(a), ><(1) any ><Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Effective SOFR Rate is not also the subject of Section 10.2(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Effective SOFR Rate also is the subject of Section 10.2(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute> a Base Rate Loan.

Section 10.3.        Increased Cost and Reduced Return. (a) If any Change in Law shall:

(i)            subject any Lender (or its Lending Office) or the L/C Issuer to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) with respect to its Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Loans, issue a Letter of Credit, or to participate therein; or

(ii)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any ~~Eurodollar~~<Term Benchmark> Loans any such requirement reflected in the Adjusted ~~LIBO~~<Term SOFR> Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or the L/C Issuer or shall impose on any Lender (or its Lending Office) or the L/C Issuer or on the interbank market any other condition affecting its Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction.

(b)            If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)            A certificate of a Lender or L/C Issuer claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined absent manifest error. In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.

(d)            Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 10.4.       Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder ~~at the~~<through any> branch, office or affiliate ~~specified on the appropriate signature page hereof~~<of such Lender> (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate ~~in a written notice to the Borrower and the Administrative Agent~~. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its ~~Eurodollar~~<Term Benchmark> Loans and ~~LIBOR Daily~~<RFR> Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of ~~Eurodollar~~<Term Benchmark> Loans or ~~LIBOR Daily~~<RFR> Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

Section 10.5.       ~~Discretion of Lender as to Manner of Funding~~<[Reserved]. >~~. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to the LIBO Rate for such Interest Period.~~

Section 10.6.       ~~Effect of~~ Benchmark Transition ~~Event~~.

(a)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then ~~(x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date,~~ such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

~~(b)            Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~

(b)            ~~(c) In connection with the implementation of a Benchmark Replacement~~<Notwithstanding anything to the contrary herein or in any other Loan Document>, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)            ~~(d)~~ The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~e~~<d>) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.6.

(d)            ~~(e)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including <the >Term SOFR ~~or LIBO~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            ~~(f)~~ Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for< a Term Benchmark Loan or RFR Loan of>, conversion to or continuation of ~~Eurodollar Loans or LIBOR Daily~~<Term Benchmark> Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any ~~such~~ request< for (1) a Term Benchmark Loan> into a request for a Borrowing of or conversion to ~~Base Rate Loans~~<(A) an RFR Loan so long as the Adjusted Daily Effective SOFR Rate is not the subject of a Benchmark Transition Event or (B) a Base Rate Loan if the Adjusted Daily Effective SOFR Rate is the subject of a Benchmark Transition Event or (2) an RFR Loan into a request for a Base Rate Loan>. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.< Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 10.6, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Effective SOFR Rate is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Effective SOFR Rate is the subject of a Benchmark Transition Event, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.>

Section 11.        The Administrative Agent.

Section 11.1.        Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints JPMorgan Chase Bank, N.A. and its successors and assigns to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each L/C Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any Guarantor shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 11.2.       Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.3.       Action by Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and shall be acting solely on behalf of the Lenders and the L/C Issuers, and its duties hereunder shall be entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(iii)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates or any Guarantor or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)            Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (x)  with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2, 9.3, 9.4, 9.5 and 12.13), or (y) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of the Borrower or any Guarantor to perform its obligations hereunder or thereunder. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender, or the L/C Issuer.

(c)            Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or L/C Issuer or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 7.1 or 7.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.4.       Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or Guarantors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 12.12, (ii) may rely on the Register to the extent set forth in Section 12.12(b).

Section 11.5.       Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.6.       Resignation of Administrative Agent; Removal of Administrative Agent. (a)  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. The Required Lenders may remove the Administrative Agent from its capacity as Administrative Agent in the event of the Administrative Agent’s willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final and non-appealable judgment. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or after removal by the Required Lenders (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation or removal shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.15 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 11.7.       Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing), and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Upon a Lender’s written request, the Administrative Agent agrees to forward to such Lender, when complete, copies of any field audit, examination, or appraisal report prepared by or for the Administrative Agent with respect to the Borrower or any Material Subsidiary (herein, “Reports”). Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Borrower and the other Material Subsidiaries and will rely significantly upon the books and records of Borrower and the other Material Subsidiaries, as well as on representations of personnel of the Borrower and the other Material Subsidiaries, and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

<Each party hereto hereby agrees that neither the Administrative Agent nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any ESG Pricing Provisions (or any of the data or computations that are part of or related to any such calculation).>

Section 11.8.        L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 11, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer. Any resignation by the Person then acting as Administrative Agent pursuant to Section 11.6 shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer except as it may otherwise agree. If such Person then acting as L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 1.3. Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer), and (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

Section 11.9.       Hedging Liability and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 12.10, as the case may be, any Affiliate of such Lender with whom the Borrower or any other Material Subsidiary has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Guaranties as more fully set forth in Section 3.1. In connection with any such distribution of payments and collections, or any request for the release of the Guaranties and the Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranties and Liens.

Section 11.10.     Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates< with such designations> shall have no additional powers, duties or responsibilities as a result thereof and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

Section 11.11.      ~~[Reserved]~~<Erroneous Payments>.

(a)            <Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 11.11(a) shall be conclusive, absent manifest error.>

(b)            <Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.>

(c)            <The Borrower and each Guarantor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Guarantor; provided that this Section 11.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Obligations.>

(d)            <Each party’s obligations under this Section 11.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.>

Section 11.12.      Authorization to Release Guaranties. The Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to release any Material Subsidiary from its obligations as a Guarantor in accordance with Section 13.3(b) or if such Person ceases to be a Material Subsidiary as a result of a transaction permitted under the Loan Documents. Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Material Subsidiary from its obligations as a Guarantor under the Loan Documents.

Section 11.13.      Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 1.1, 10.3, 1.11, and 12.15) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.1 and 12.15. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

Section 11.14.      Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)            The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 12.       Miscellaneous.

Section 12.1.       Taxes. (a) Certain Defined Terms. For purposes of this Section, the term “Lender” includes the L/C Issuer and the term “applicable law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent),< an> executed ~~originals~~<copy> of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed ~~originals~~<copies> of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, <an executed copy of >IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)            executed ~~originals~~<copies> of IRS Form W-8ECI;

(iii)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed ~~originals~~<copies> of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv)            to the extent a Foreign Lender is not the beneficial owner, executed ~~originals~~<copies> of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed ~~originals~~<copies> of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Administrative Agent Certifications. On or before the date on which JPMorgan Chase Bank, N.A. (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two duly executed originals of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.

(j)            Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 12.2.       Documentary Taxes. The Borrower agrees to pay on demand any U.S. documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 12.3.       No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 12.4.      Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 12.5.      Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 12.6.      Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.11, 10.3, and 12.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 12.7.      Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 12.7, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

Section 12.8.      Notices. (a) Notices Generally. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or facsimile number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower, any Guarantor, the Administrative Agent, or L/C Issuer shall be addressed to its respective address or facsimile number set forth below:

to the Borrower or any Guarantor:

Global Medical REIT L.P.
2 Bethesda Metro Center
Suite 440
Bethesda, Maryland 20814
Attention: Chief Financial Officer

with a copy to:

Global Medical REIT L.P.
2 Bethesda Metro Center
Suite 440
Bethesda, Maryland 20814
Attention: General Counsel

to the Administrative Agent or L/C Issuer:

JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 South Dearborn, Floor L2
Chicago, IL 60603-2300
Attention: ~~Daniel Arriola~~<Kevin Berry> and the Loan and Agency Services Group
Telephone: (312) ~~732-1901~~<732-4836>
Facsimile: (312) 233-2257
Email: CLS.REB.Chicago@JPMorgan.com and ~~Daniel.arriola@chase.com~~< kevin.m.berry @jpmorgan.com>

With a copy to:

JPMorgan Chase Bank, N.A.

~~201 N. Central~~<277 Park> Avenue, <36th >Floor ~~23~~

~~Phoenix, AZ, 85004-8001~~

<New York, NY 10017>

Attention: ~~Ryan Dempsey~~<Donald Wattson>

Telephone: (~~602~~<212>) ~~221-1372~~<648-1807>

~~Facsimile: (602) 221-1372~~

<Email: ><donald.a.wattson@jpmorgan.com>

To an L/C Issuer:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

10 South Dearborn, Floor L2

Chicago, IL 60603-2300

Attention: ~~Daniel Arriola~~<Kevin Berry> and the Loan and Agency Services Group

Telephone: (312) ~~732-1901~~<732-4836>

Facsimile: (312) 233-2257

Email: CLS.REB.Chicago@JPMorgan.com and ~~Daniel.arriola@chase.com~~<kevin.m.berry@jpmorgan.com>

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is delivered to the facsimile number specified in this Section 12.8 or in the relevant Administrative Questionnaire and a confirmation of such facsimile has been received by the sender, (ii) if given by mail, upon receipt or first refusal of delivery or (iii) if given by any other means, when delivered at the addresses specified in this Section 12.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

(b)            Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 1.3(f) or Section 1.6 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such respective Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)            Posting of Communications. (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the L/C Issuer by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(ii)            Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the L/C Issuer and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the L/C Issuer and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iii)            THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(iv)            Each Lender and the L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and L/C Issuer agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or L/C Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(v)            Each of the Lenders, the L/C Issuer and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(vi)            Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any L/C Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 12.9.       Counterparts; Integration; Effectiveness.

(a)            Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. For purposes of determining compliance with the conditions specified in Section 7.2 hereof, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the Closing Date specifying its objection thereto.

(b)            Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.8), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 12.10.      Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent, the L/C Issuer, and each of the Lenders, and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the L/C Issuer (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). No Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 12.12. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in Section 12.11) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 12.11.     Participants. Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the L/C Issuer, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.13 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 1.11, 10.3 and 12.1 (subject to the requirements and limitations therein, including the requirements under Sections 12.1(f) (it being understood that the documentation required under Section 12.1(f) shall be delivered to the participating Lender and the information)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.12; provided that such Participant (A) agrees to be subject to the provisions of Section 10.4 as if it were an assignee under Section 12.12; and (B) shall not be entitled to receive any greater payment under Section 10.3 or 12.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 1.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.16 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.7 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.12.     Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section 12.12, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date specified in such Assignment and Acceptance) shall not be less than $5,000,000 and each assignment to a party that is not then a Lender shall be in an amount not less than $5,000,000 unless, in each case, each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:

(a)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(b)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; or (ii) the Term Loans or the Incremental Term Loans (if any) to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(c)            the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit.

(iv)            Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)            No Assignment to Borrower, Guarantors, Affiliates, Defaulting Lenders or Natural Persons. No such assignment shall be made to (A) the Borrower, any Subsidiary or any other Affiliate of the Borrower or (B) to a Defaulting Lender, its Lender Parent, or any of its Subsidiaries or any Person, who, upon becoming a Lender hereunder would constitute any of the foregoing Persons described in this clause (B) or (C) a natural person (each, an “Ineligible Institution”).

(vi)            [Reserved.]

(vii)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent) to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11 hereof.

(b)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)            Upon its receipt of (x) a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (a) of this Section and any written consent to such assignment required by paragraph (a) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to clause (a)(vii) above, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d)            Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section 12.12 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

Section 12.13.      Amendments. Subject to Section 10.6(a)~~,~~< and> (b) and ~~(c)~~<Section 1.17>, any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders), and (c) if the rights or duties of the Administrative Agent or the L/C Issuer are affected thereby, the Administrative Agent or the L/C Issuer, as applicable; provided that:

(i)            no amendment or waiver pursuant to this Section 12.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of the default rate of interest pursuant to Section 1.9 or to waive any obligation of the Borrower to pay interest or Letter of Credit fees at the default rate of interest pursuant to Section 1.9 or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Reimbursement Obligation or to reduce any fee payable hereunder;

(ii)            no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Lender, extend the Termination Date (provided, for the avoidance of doubt, that any extension of the Termination Date pursuant to and in accordance with Section 1.16 shall be automatic and require no amendment or waiver hereunder), release the Borrower or any Guarantor (except as provided for in this Agreement), change the definition of Required Lenders, change the provisions regarding application of payments under Section 3.1, change the provisions of this Section 12.13, or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

(iii)            no amendment to Section 13 hereof shall be made without the consent of the Guarantors affected thereby.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary in this Section 12.13, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the L/C Issuer. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement. In addition to the foregoing, the Administrative Agent may, without the consent of any other Lender: (i) amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; and (ii) enter into amendments or modifications to this Agreement (including amendments to this Section 12.13) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 1.15; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Percentage, in each case, without the written consent of such affected Lender

Section 12.14.     Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 12.15.     Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, due diligence, investigation (including third party expenses) negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of a single counsel to the arranger and Administrative Agent and a single local counsel per jurisdiction necessary to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrower agrees to pay to the Administrative Agent, the L/C Issuer, each Lender, and any other holder of any Obligations outstanding hereunder, all documented out-of-pocket costs and expenses reasonably incurred or paid by the Administrative Agent, the L/C Issuer, such Lender, or any such holder, including reasonable and documented out-of-pocket attorneys’ fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Guarantor as a debtor thereunder).

(b)            The Borrower further agrees to indemnify the Administrative Agent, <the Sustainability Structuring Agent, >the L/C Issuer, each Lender, and any security trustee therefor, and their respective directors, officers, employees, agents, financial advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, but subject to the proviso below, all reasonable and documented out-of-pocket fees and disbursements of counsel for any such Indemnitee and all reasonable and documented out-of-pocket expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to (A) the execution, delivery or performance of any Loan Document or the consummation of any of the transactions contemplated thereby, (B) the Loans and Letters of Credit or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, (C) any action taken in connection with this Agreement, including the payment of principal, interest and fees, or (D) any actual or prospective Proceeding relating to any of the foregoing, in each case other than (i) those which arise from the gross negligence or willful misconduct of the party claiming indemnification as determined by a court of competent jurisdiction by final and nonappealable judgment, (ii) a material breach of such Indemnitee’s obligations under the Loan Documents, as determined in a final non-appealable judgment of a court of competent jurisdiction or (iii) any dispute solely among Indemnitees that does not arise from an act or omission by Borrower or a Guarantor (provided, that the Borrower agrees to indemnify the Administrative Agent in any such dispute between the Administrative Agent and any Lender); provided that, notwithstanding the foregoing, the Borrower shall not, in connection with any such losses, claims, damages, liabilities or related expenses, be liable for the fees and expenses of more than one separate law firm (which shall be selected by the Administrative Agent) at any one time for the Indemnitees as a whole (and, if necessary, one firm of local and regulatory counsel in each appropriate material jurisdiction and regulatory field, as applicable, at any one time for the Indemnitees as a whole); provided, further, that in the case of a conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict, the Borrower shall be responsible for the reasonable fees and expenses of one firm of counsel (and, if necessary, one firm of local and regulatory counsel in each appropriate material jurisdiction and regulatory field) for the Indemnitees affected by such conflict, taken as a whole. <This Section 12.15 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, penalties, judgments, liabilities or expenses arising from any non-Tax claim.>

(c)            To the extent permitted by applicable Legal Requirements~~,~~< (i)> the ~~parties hereto, on behalf of themselves and their Related Parties,~~<Borrower and the Guarantors> shall not assert, and <the Borrower and >each< Guarantor> hereby waives, any claim against any <Lender-Related Person for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) (other than Liabilities which arise from the gross negligence or willful misconduct of such Lender-Related Person as determined by a court of competent jurisdiction by final and nonappealable judgment), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any >other party hereto ~~or their respective Related Parties~~, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement ~~or the~~<, any> other Loan ~~Documents~~<Document,> or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby ~~or thereby~~, any Loan or Letter of Credit or the use of the proceeds thereof; provided that ~~the foregoing~~<, nothing in this Section 12.15(c)> shall ~~not~~ relieve the Borrower <and each Guarantor >of any obligation it may have to indemnify an Indemnitee<, as provided in Sections 12.15(a), (b) and (d),> against< any> special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. ~~The obligations of the parties under this Section 12.15 shall survive the termination of this Agreement. This Section 12.15 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, penalties, judgments, liabilities or expenses arising from any non-Tax claim.~~

(d)            ~~(c)~~ The Borrower unconditionally agrees to indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Indemnitee for any damages, loss or reasonable and documented out-of-pocket costs and expenses, including without limitation, all reasonable response, remedial or removal costs and all reasonable and documented out-of-pocket fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any Hazardous Material Activity at any Real Property, (ii) the violation of any Environmental Law by Global Medical REIT, the Borrower or any Guarantor or otherwise occurring on or with respect to any Real Property, (iii) any claim for personal injury or property damage in connection with the Global Medical REIT, the Borrower or any Guarantor or otherwise occurring on or with respect to any Real Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by Global Medical REIT, the Borrower or any Guarantor made herein or in any other Loan Document evidencing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct, bad faith or gross negligence of the relevant Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of each Indemnitee and its successors and assigns.

(e)            <Each Lender severally agrees to pay any amount required to be paid by the Borrower or each Guarantor under paragraphs (a), (b), (c) or (d) of this Section 12.15 to the Administrative Agent or the L/C Issuer, or any Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage (in the case of the Administrative Agent) or Revolver Percentage (in the case of the L/C Issuer) in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct.>

(f)            <The obligations of the parties under this Section 12.15 shall survive the termination of this Agreement.>

Section 12.16.      Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable Legal Requirements and not by way of limitation of any such rights, during the continuation of any Event of Default, with the prior written consent of the Administrative Agent, each Lender, the L/C Issuer, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, L/C Issuer, subsequent holder, or affiliate, to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations then due to that Lender, L/C Issuer, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, L/C Issuer, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.17.     Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 12.18.     Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

Section 12.19.     Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any of the other Loan Documents invalid or unenforceable.

Section 12.20.     Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable Legal Requirements to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 12.20 shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable Legal Requirements), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 12.21.     Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries.

Section 12.22.     Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.

Section 12.23.     Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement, the Notes and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

(b)            Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.

(c)            Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 12.23(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 12.8. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 12.24.     USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or L/C Issuer to identify the Borrower in accordance with the Act.

Section 12.25.     Confidentiality. Each of the Administrative Agent, the Lenders, and the L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.25, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Global Medical REIT, the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 12.25 or (B) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis from a source other than Global Medical REIT, the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors; (i) on a confidential basis to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or the Commitments hereunder, (j) so long as the Global Medical REIT’s report on Form 8-K (or its equivalent) has been filed with the SEC, Gold Sheets and other similar bank trade publications (such information to consist solely of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications), or (k) so long as the Global Medical REIT’s report on Form 8-K (or its equivalent) has been filed with the SEC, to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (k). For purposes of this Section 12.25, “Information” means all information received from Global Medical REIT, the Borrower or any of the Subsidiaries or from any other Person on behalf of Global Medical REIT, the Borrower or any Subsidiary relating to Global Medical REIT, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by Global Medical REIT, the Borrower or any of its Subsidiaries or from any other Person on behalf of Global Medical REIT, the Borrower or any of the Subsidiaries.

Section 12.26.     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Acceptance) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.27.     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 12.28.     No Fiduciary Duty. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b)            The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)            In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

Section 12.29.     Transitional Arrangements.

(a)  Existing Credit Agreement Superseded. This Agreement shall supersede the Existing Credit Agreement in its entirety, except as provided in this Section 12.29. On the Closing Date, (i) the loans outstanding under the Existing Credit Agreement shall become Loans hereunder, (ii) the rights and obligations of the parties under the Existing Credit Agreement and the “Notes” defined therein shall be subsumed within and be governed by this Agreement and the Notes; provided, however, that for purposes of this clause (ii) any of the “Obligations” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall, for purposes of this Agreement, be Obligations hereunder, (iii) this Agreement shall not in any way release or impair the rights, duties or obligations created pursuant to the Existing Credit Agreement or any other Loan Document or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Closing Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties and obligations are assumed, ratified and affirmed by the Borrower; (iv) the obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Closing Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such obligations or any of the other rights, duties and obligations of the parties hereunder; and (v) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the “Lenders” or the “Administrative Agent” under and as defined in the Existing Credit Agreement, or constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby. The Lenders’ interests in such obligations, and participations in letters of credit under the Existing Credit Agreement, shall be reallocated on the Closing Date in accordance with each Lender’s applicable Commitments. On the Closing Date, (A) the loan commitment of each Lender that is a party to the Existing Credit Agreement but is not a party to this Agreement (an “Exiting Lender”) shall be terminated, all outstanding obligations owing to such Exiting Lender under the Existing Credit Agreement on the Closing Date shall be paid in full, and each Exiting Lender shall cease to be a Lender under this Agreement; provided, however, that, notwithstanding anything else provided herein or otherwise, any rights of an Exiting Lender under the Loan Documents that are intended by their express terms to survive termination of the Commitments and/or the repayment, satisfaction or discharge of obligations under any Loan Document shall survive for such Exiting Lender hereunder, subject to the terms hereof, (B) each Person listed on Schedule 1 attached to this Agreement shall be a Lender under this Agreement with the Revolving Credit Commitment and Term Loan Commitment set forth opposite its name on such Schedule 1 and (C) each Person listed on Schedule 1B attached to this Agreement shall be an L/C Issuer under this Agreement with the L/C Commitment set forth opposite its name on such Schedule 1B.

(b)  Interest and Fees under Existing Credit Agreement. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Existing Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the method specified in the Existing Credit Agreement as if such agreement were still in effect..

(c)  Release of Liens under Existing Credit Agreement. On the Closing Date, BMO Harris Bank N.A., as administrative agent under the Existing Credit Agreement, is hereby irrevocably authorized by each of the “Lenders” under and as defined in the Existing Credit Agreement, the “L/C Issuer” under and as defined in the Existing Credit Agreement, and their Affiliates to (i) release all Liens on the “Collateral” under and as defined in the Existing Credit Agreement and (ii) release any Material Subsidiary from its obligations as a “Guarantor” under and as defined in the Existing Credit Agreement. In furtherance of the foregoing, on the Closing Date, all of the security interests, mortgages, liens and pledges in favor of BMO Harris Bank N.A., as administrative agent under the Existing Credit Agreement, under each of the “Collateral Documents” under and as defined in the Existing Credit Agreement, shall be and hereby are automatically terminated and released, and BMO Harris Bank N.A., as administrative agent under the Existing Credit Agreement, shall (x) file UCC termination statements to terminate any UCC financing statements filed pursuant to such “Collateral Documents”, (y) execute and deliver to the Borrower (or its designee) in recordable form, customary mortgage and releases reasonably requested by the Borrower, and Borrower (or its designee) is authorized to file such releases with the appropriate authority upon such execution and delivery, and (z) take such additional steps as may from time to time reasonably be requested by the Borrower to evidence and confirm the release of the such “Collateral” from any mortgages, Liens, pledges, assignments or security interests in favor of BMO Harris Bank N.A., as administrative agent under the Existing Credit Agreement, under any of such “Collateral Documents”. To the extent that such terminations and releases have not been executed, delivered and filed on the Closing Date, BMO Harris Bank, N.A., as administrative agent under the Existing Credit Agreement, agrees to use commercially reasonable efforts to execute, deliver and file such terminations and releases within thirty (30) days after the Closing Date. All such terminations, notices and releases shall be prepared and, if applicable, filed at the expense of the Borrower.

(d)  Resignation of BMO Harris Bank N.A. as administrative agent. On the Closing Date, immediately after the release of the Liens pursuant to Section 12.29(c), BMO Harris Bank N.A. hereby resigns as Administrative Agent under this Agreement and the other Loan Documents, and the Borrower and the Lenders hereby accept such resignation and agree that JPMorgan Chase Bank, N.A. shall be the successor Administrative Agent under this Agreement as provided in Section 11; provided that BMO Harris Bank N.A. may continue to act as a sub-agent pursuant to Section 11.5 to the extent necessary to effect any releases of “Collateral” pursuant to Section 11.29(c) after the Closing Date.

(e)  Continuation of Hedging Agreements and Bank Products. Each of the Lenders party hereto that is also a party to (or one or more of whose Affiliates are party to) any “Bank Products” or “Hedging Agreement” with the Borrower or any Guarantor under and as defined in the Existing Credit Agreement in effect on the Closing Date hereby agrees, on behalf of itself and its Affiliates, that notwithstanding the provisions of Section 18(a) of the Pledge Agreement (as defined in the Existing Credit Agreement), (i) the “Hedging Liability” (as defined in the Existing Credit Agreement) under such “Hedging Agreements” and the “Bank Product Obligations” (as defined in the Existing Credit Agreement) with respect to such “Bank Products” need not be paid in full in order for BMO Harris Bank, N.A., as administrative agent under the Existing Credit Agreement, to release the “Collateral” pursuant to Section 29(c) above and (ii) such “Hedging Agreements” and “Bank Products” shall continue in full force and effect from and after the Closing Date until terminated in accordance with the terms thereof.

Section 13.       The Guarantees.

Section 13.1.     The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Material Subsidiary formed or acquired after the Closing Date executing a separate Guaranty or an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees, jointly and severally, to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability and Bank Product Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, Hedging Liability, and Bank Product Obligations, and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code, the Canadian Bankruptcy Legislation or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that with respect to any Guarantor, its guarantee of Hedging Liability of the Borrower or any Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.

Section 13.2.     Guarantee Unconditional. The obligations of each Guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)            any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b)            any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;

(c)            any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;

(d)            the existence of any claim, set-off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

(e)            any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;

(f)            any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;

(g)            any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, or any provision of applicable Legal Requirements purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or

(h)            any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.

Section 13.3.      Discharge upon Payment in Full or Investment Grade Rating; Reinstatement in Certain Circumstances. (a) Each Guarantor’s obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other Obligations payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

(b)            if the Borrower or the Parent achieves one (1) Investment Grade Rating, the Subsidiary Guarantors shall be released from their obligations under their respective Guaranties (other than those expressly stated to survive such termination) and the Material Subsidiaries shall not be required to provide a Guaranty, except that any Material Subsidiary that is liable for any recourse Indebtedness (whether secured or unsecured, and including any guarantee obligations in respect of indentures or other recourse Indebtedness, it being understood that any Indebtedness that provides for recourse to a Material Subsidiary solely by virtue of Customary Recourse Exceptions shall not constitute a recourse Indebtedness) shall be required to be a Subsidiary Guarantor and to provide a Guaranty in order for any Real Property of such Subsidiary Guarantor to be treated as an Unencumbered Property for purposes of this Agreement. In addition, if any Subsidiary Guarantor no longer meets the definition of “Material Subsidiary” (including as a result of any designation by the Borrower that such Unencumbered Property no longer meets all of the criteria required to constitute an Unencumbered Property in a transaction permitted by this Agreement (or will no longer meet all of the criteria required to constitute an Unencumbered Property upon completion of a contemplated transaction permitted by this Agreement), upon the request of the Borrower and so long as no Default shall have occurred and be continuing or would immediately result therefrom, such Subsidiary shall be released from its obligations under its Guaranty (other than those expressly stated to survive such termination).

Section 13.4.      Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Bank Product Obligations and Hedging Liability and all other amounts payable by the Borrower hereunder and under the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Bank Product Obligations and Hedging Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 13.5.      Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or other obligor, another guarantor, or any other Person.

Section 13.6.      Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 13 void or voidable under applicable Legal Requirements, including, without limitation, fraudulent conveyance law.

Section 13.7.      Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 13.8.      Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

Section 13.9.      Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

Section 13.10.      Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or any other Guarantor owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations, Hedging Liability, and Bank Product Obligations. During the continuance of any Event of Default or Default under Sections 9.1 (a), (j) or (k), subject to Section 13.4, any such indebtedness, obligation, or liability of the Borrower or any other Guarantor owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Obligations, Hedging Liability, and Bank Product Obligations and, upon the acceleration of the Indebtedness under Section 9.2 or 9.3 hereof, the proceeds thereof shall be paid over to the Administrative Agent for application to the Obligations, Hedging Liability, and Bank Product Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 13.

Section 13.11.      Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower and each other Guarantor to honor all of its obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section as it relates to such Borrower or other Guarantor, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 13.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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